                                                                     EXHIBIT 4.1



================================================================================



                        TRI-UNION DEVELOPMENT CORPORATION
                                    AS ISSUER

                                       AND

                           TRIBO PETROLEUM CORPORATION
                               AS PARENT GUARANTOR



                              SERIES A AND SERIES B

                       12.5% SENIOR SECURED NOTES DUE 2006



                                   ----------


                                    INDENTURE

                            DATED AS OF JUNE 18, 2001


                                   ----------


                                   ----------


                       FIRSTAR BANK, NATIONAL ASSOCIATION

                                     TRUSTEE



                                   ----------


================================================================================

                             CROSS-REFERENCE TABLE*

Trust Indenture
   Act Section                                                             Indenture Section
----------------                                                           -----------------
310(a)(1).................................................................          7.10
   (a)(2).................................................................          7.10
   (a)(3).................................................................           N/A
   (a)(4).................................................................           N/A
   (a)(5).................................................................          7.10
   (b)....................................................................          7.10
   (c)....................................................................           N/A
311(a)....................................................................          7.11
   (b)....................................................................          7.11
   (c)....................................................................           N/A
312(a)....................................................................          2.05
   (b)....................................................................         11.03
   (c)....................................................................         11.03
313(a)....................................................................          7.06
   (b)(1).................................................................          7.06
   (b)(2).................................................................    7.06, 7.07
   (c)....................................................................   7.06, 11.02
   (d)....................................................................          7.06
314(a)....................................................................   4.03, 11.02
   (b)....................................................................           N/A
   (c)(1).................................................................         11.04
   (c)(2).................................................................         11.04
   (c)(3).................................................................           N/A
   (d)....................................................................           N/A
   (e)....................................................................         11.05
   (f)....................................................................           N/A
315(a)....................................................................          7.01
   (b)....................................................................   7.05, 11.02
   (c) ...................................................................          7.01
   (d)....................................................................          7.01
   (e)....................................................................          6.11
316(a)(last sentence).....................................................          2.09
   (a)(1)(A)..............................................................          6.05
   (a)(1)(B)..............................................................          6.04
   (a)(2).................................................................           N/A
   (b)....................................................................          6.07
   (c)....................................................................          2.12
317(a)(1).................................................................          6.08
   (a)(2).................................................................          6.09
   (b)....................................................................          2.04
318(a)....................................................................         11.01
   (b)....................................................................           N/A



   (c)....................................................................         11.01

----------

N/A means not applicable.

*This Cross-Reference Table is not part of the Indenture.

                                TABLE OF CONTENTS


                                                                                                       Page
                                                                                                       ----
ARTICLE 1        DEFINITIONS AND INCORPORATION BY REFERENCE...............................................1
         SECTION 1.01.  DEFINITIONS.......................................................................1
         SECTION 1.02.  OTHER DEFINITIONS................................................................29
         SECTION 1.03.  INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT................................29
         SECTION 1.04.  RULES OF CONSTRUCTION............................................................29
ARTICLE 2        THE NOTES ..............................................................................30
         SECTION 2.01.  FORM AND DATING..................................................................30
         SECTION 2.02.  EXECUTION AND AUTHENTICATION.....................................................31
         SECTION 2.03.  REGISTRAR AND PAYING AGENT.......................................................32
         SECTION 2.04.  PAYING AGENT TO HOLD MONEY IN TRUST..............................................33
         SECTION 2.05.  HOLDER LISTS.....................................................................33
         SECTION 2.06.  TRANSFER AND EXCHANGE............................................................33
         SECTION 2.07.  REPLACEMENT NOTES................................................................39
         SECTION 2.08.  OUTSTANDING NOTES................................................................40
         SECTION 2.09.  TREASURY NOTES...................................................................40
         SECTION 2.10.  TEMPORARY NOTES..................................................................40
         SECTION 2.11.  CANCELLATION.....................................................................41
         SECTION 2.12.  DEFAULT INTEREST.................................................................41
ARTICLE 3        REDEMPTION AND REPURCHASE...............................................................41
         SECTION 3.01.  NOTICES TO TRUSTEE...............................................................41
         SECTION 3.02.  SELECTION OF NOTES TO BE REDEEMED................................................41
         SECTION 3.03.  NOTICE OF REDEMPTION.............................................................42
         SECTION 3.04.  EFFECT OF NOTICE OF REDEMPTION...................................................43
         SECTION 3.05.  DEPOSIT OF REDEMPTION PRICE......................................................43
         SECTION 3.06.  NOTES REDEEMED IN PART...........................................................43
         SECTION 3.07.  OPTIONAL REDEMPTION..............................................................43
         SECTION 3.08.  MANDATORY REDEMPTION.............................................................44
         SECTION 3.09.  OFFER TO PURCHASE BY APPLICATION OF EXCESS PROCEEDS..............................44
ARTICLE 4        COVENANTS ..............................................................................46
         SECTION 4.01.  PAYMENT OF NOTES.................................................................46
         SECTION 4.02.  MAINTENANCE OF OFFICE OR AGENCY..................................................47
         SECTION 4.03.  REPORTS..........................................................................47
         SECTION 4.04.  COMPLIANCE CERTIFICATE...........................................................48
         SECTION 4.05.  TAXES............................................................................49
         SECTION 4.06.  STAY, EXTENSION AND USURY LAWS...................................................49
         SECTION 4.07.  RESTRICTED PAYMENTS..............................................................49
         SECTION 4.08.  DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING SUBSIDIARIES...................51
         SECTION 4.09.  INCURRENCE OF INDEBTEDNESS.......................................................52
         SECTION 4.10.  ASSET SALES......................................................................54
         SECTION 4.11.  TRANSACTIONS WITH AFFILIATES.....................................................55
         SECTION 4.12.  LIENS............................................................................56
         SECTION 4.13.  ADDITIONAL SUBSIDIARY GUARANTEES.................................................56


         SECTION 4.14.  CORPORATE EXISTENCE..............................................................56
         SECTION 4.15.  OFFER TO PURCHASE UPON CHANGE OF CONTROL.........................................56
         SECTION 4.16.  ISSUANCES AND SALES OF CAPITAL STOCK OF RESTRICTED SUBSIDIARIES..................58
         SECTION 4.17.  SYNTHETIC LEASE TRANSACTIONS.....................................................58
         SECTION 4.18.  CALCULATION OF ORIGINAL ISSUE DISCOUNT...........................................58
         SECTION 4.19.  EXCESS CASH FLOW OFFER...........................................................58
         SECTION 4.20.  EXPLORATION COSTS................................................................60
         SECTION 4.21.  CONDUCT OF BUSINESS..............................................................60
         SECTION 4.22.  LIMITATION ON IMPAIRMENT OF LIEN.................................................60
         SECTION 4.23.  LIEN ON ADDITIONAL COLLATERAL....................................................61
         SECTION 4.24.  RESERVE REPORTS..................................................................62
         SECTION 4.25.  HEDGING OBLIGATIONS..............................................................63
         SECTION 4.26.  THE COMPANY AS A WHOLLY OWNED SUBSIDIARY.........................................64
         SECTION 4.27.  INDEPENDENT BOARD OF THE PARENT GUARANTOR........................................64
ARTICLE 5        SUCCESSORS .............................................................................65
         SECTION 5.01.  MERGER, CONSOLIDATION OR SALE OF ASSETS..........................................65
         SECTION 5.02.  SUCCESSOR CORPORATION SUBSTITUTED................................................66
ARTICLE 6        DEFAULTS AND REMEDIES...................................................................67
         SECTION 6.01.  EVENTS OF DEFAULT................................................................67
         SECTION 6.02.  ACCELERATION.....................................................................69
         SECTION 6.03.  OTHER REMEDIES...................................................................69
         SECTION 6.04.  WAIVER OF PAST DEFAULTS..........................................................70
         SECTION 6.05.  CONTROL BY MAJORITY..............................................................70
         SECTION 6.06.  LIMITATION ON SUITS..............................................................70
         SECTION 6.07.  RIGHTS OF HOLDERS OF NOTES TO RECEIVE PAYMENT....................................71
         SECTION 6.08.  COLLECTION SUIT BY TRUSTEE.......................................................71
         SECTION 6.09.  TRUSTEE MAY FILE PROOFS OF CLAIM.................................................71
         SECTION 6.10.  PRIORITIES.......................................................................72
         SECTION 6.11.  UNDERTAKING FOR COSTS............................................................72
ARTICLE 7        TRUSTEE ................................................................................72
         SECTION 7.01.  DUTIES OF TRUSTEE................................................................72
         SECTION 7.02.  RIGHTS OF TRUSTEE................................................................73
         SECTION 7.03.  INDIVIDUAL RIGHTS OF TRUSTEE.....................................................74
         SECTION 7.04.  TRUSTEE'S DISCLAIMER.............................................................74
         SECTION 7.05.  NOTICE OF DEFAULTS...............................................................75
         SECTION 7.06.  REPORTS BY TRUSTEE TO HOLDERS OF THE NOTES.......................................75
         SECTION 7.07.  COMPENSATION AND INDEMNITY.......................................................75
         SECTION 7.08.  REPLACEMENT OF TRUSTEE...........................................................76
         SECTION 7.09.  SUCCESSOR TRUSTEE BY MERGER, ETC. ...............................................77
         SECTION 7.10.  ELIGIBILITY; DISQUALIFICATION....................................................77
         SECTION 7.11.  PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY................................77
ARTICLE 8        LEGAL DEFEASANCE AND COVENANT DEFEASANCE; SATISFACTION AND DISCHARGE OF NOTES...........78
         SECTION 8.01.  DISCHARGE OF LIABILITY ON SECURITIES; DEFEASANCE.................................78
         SECTION 8.02.  CONDITIONS TO DEFEASANCE.........................................................79
         SECTION 8.03.  APPLICATION OF TRUST MONEY E.....................................................80


         SECTION 8.04.  REPAYMENT TO COMPANY.............................................................80
         SECTION 8.05   INDEMNITY FOR GOVERNMENT OBLIGATIONS.............................................80
         SECTION 8.06.  REINSTATEMENT....................................................................80
ARTICLE 9        AMENDMENT, SUPPLEMENT AND WAIVER........................................................81
         SECTION 9.01.  WITHOUT CONSENT OF HOLDERS OF NOTES..............................................81
         SECTION 9.02.  WITH CONSENT OF HOLDERS OF NOTES.................................................81
         SECTION 9.03.  COMPLIANCE WITH TRUST INDENTURE ACT..............................................83
         SECTION 9.04.  REVOCATION AND EFFECT OF CONSENTS................................................83
         SECTION 9.05.  NOTATION ON OR EXCHANGE OF NOTES.................................................83
         SECTION 9.06.  TRUSTEE TO SIGN AMENDMENTS, ETC. ................................................83
ARTICLE 10       GUARANTEES OF NOTES.....................................................................84
         SECTION 10.01. PARENT GUARANTEE AND SUBSIDIARY GUARANTEES.......................................84
ARTICLE 11       MISCELLANEOUS...........................................................................84
         SECTION 11.01. TRUST INDENTURE ACT CONTROLS.....................................................84
         SECTION 11.02. NOTICES..........................................................................84
         SECTION 11.03. COMMUNICATION BY HOLDERS OF NOTES WITH OTHER HOLDERS OF NOTES....................85
         SECTION 11.04. CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT...............................85
         SECTION 11.05. STATEMENTS REQUIRED IN CERTIFICATE OR OPINION....................................85
         SECTION 11.06. RULES BY TRUSTEE AND AGENTS......................................................86
         SECTION 11.07. NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND SHAREHOLDERS.........86
         SECTION 11.08. GOVERNING LAW....................................................................86
         SECTION 11.09. NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS....................................86
         SECTION 11.10. SUCCESSORS.......................................................................86
         SECTION 11.11. SEVERABILITY.....................................................................87
         SECTION 11.12. COUNTERPART ORIGINALS............................................................87
         SECTION 11.13. TABLE OF CONTENTS, HEADINGS, ETC. ...............................................87
         SECTION 11.14. CONSENT TO JURISDICTION..........................................................87
         SECTION 11.15  INTERCREDITOR AGREEMENT..........................................................88
ARTICLE 12       SECURITY ...............................................................................88
         SECTION 12.01  GRANT OF SECURITY INTEREST.......................................................88
         SECTION 12.02  EXECUTION OF INTERCREDITOR AGREEMENT.............................................88

                         EXHIBITS, ANNEXES AND SCHEDULES


EXHIBIT A-1    Form of Note..............................................................................A-1-1
EXHIBIT A-2    Form of Regulation S Temporary Global Note................................................A-2-1
EXHIBIT B-1    Certificate of Transferor from 144A Global Note to Regulation S Global Note...............B-1-1
EXHIBIT B-2    Certificate of Transferor from Regulation S Global Note to 144A Global Note...............B-2-1
EXHIBIT B-3    Certificate of Transferor of Definitive Notes.............................................B-3-1
EXHIBIT C      Certificate of Institutional Accredited Investor............................................C-1
EXHIBIT D      Guaranty Agreement..........................................................................D-1

ANNEX A        Registration Rights Agreement...........................................................ANNEX-1

         This Indenture, dated as of June 18, 2001, is among Tri-Union Development Corporation, a Texas corporation (the "Company"), the Parent Guarantor (as hereinafter defined), and Firstar Bank, National Association, a national banking association, as trustee (the "Trustee").

                                    RECITAL:

         The Company, the Parent Guarantor and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the 12.5% Series A Senior Secured Notes due 2006 (the "Series A Notes") and the 12.5% Series B Senior Secured Notes due 2006 (the "Series B Notes" and, together with the Series A Notes, the "Notes"), without preference of one series of Notes over the other:

                                    ARTICLE 1

                          DEFINITIONS AND INCORPORATION
                                  BY REFERENCE

SECTION 1.01.     DEFINITIONS.

         "144A Global Note" means a permanent global senior secured note that contains the paragraph referred to in footnote 1 and the additional schedule referred to in footnote 3 to the form of the Note attached hereto as Exhibit A-1, and that is deposited with the Note Custodian and registered in the name of the Depository or its nominee, representing Notes originally issued or transferred in reliance on Rule 144A.

         "Accreted Value" means $945.00 per Note initially, increasing by $27.50 for each quarter following the Closing Date, not to exceed $1,000.00 at any time.

         "Acquired Indebtedness" means Indebtedness of the Parent Guarantor or any of the Restricted Subsidiaries of the type described under clause (b)(6) of
Section 4.09 hereof.

         "Additional Assets" means (i) any property or assets (other than cash or cash equivalents, Indebtedness and Capital Stock) used or useful in the Oil and Gas Business; or (ii) the Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Parent Guarantor or a Restricted Subsidiary; provided, however, that any such Restricted Subsidiary described in clause (ii) above is primarily engaged in the Oil and Gas Business.

         "Adjusted Consolidated Net Tangible Assets" means (without duplication), as of the date of determination,

                  (a) the sum of:

                           (i) discounted future net revenues from proved oil
                  and gas reserves of the Parent Guarantor and any Restricted Subsidiaries calculated in accordance with SEC guidelines before any state or federal income taxes, as estimated in a reserve report prepared as of the end of the Parent Guarantor's most recently completed fiscal year, which reserve report is prepared or reviewed by independent petroleum engineers, as increased by, as of the date of determination, the discounted future net revenues of (A) estimated proved oil and gas reserves of the Parent Guarantor and any Restricted Subsidiaries attributable to any material acquisition consummated since the date of such year-end reserve report, and (B) estimated proved oil and gas reserves of the Parent Guarantor and any Restricted Subsidiaries attributable to material extensions, discoveries and other additions and upward determinations of estimates of proved oil and gas reserves due to exploration, development or exploitation, production or other activities conducted or otherwise occurring since the date of such year-end reserve report which would, in the case of determinations made pursuant to clauses (A) and (B), in accordance with standard industry practice, result in such additions or revisions, in each case calculated in accordance with SEC guidelines (utilizing the prices utilized in such year-end reserve report), and decreased by, as of the date of determination, the discounted future net revenues of (C) estimated proved oil and gas reserves of the Parent Guarantor and any Restricted Subsidiaries produced or disposed of since the date of such year-end reserve report and (D) reductions in the estimated proved oil and gas reserves of the Parent Guarantor and any Restricted Subsidiaries since the date of such year-end reserve report attributable to material downward determinations of estimates of proved oil and gas reserves due to exploration, development or exploitation, production or other activities conducted or otherwise occurring since the date of such year-end reserve report which would, in the case of determinations made pursuant to clauses (C) and (D), in accordance with standard industry practice, result in such determinations, in each case calculated in accordance with SEC guidelines (utilizing the prices utilized in such year-end reserve report); provided that, in the case of each of the determinations made pursuant to clauses (A) through (D), such increases and decreases shall be as estimated by the Parent Guarantor's engineers unless, if as a result of such acquisitions, dispositions, discoveries, extensions or revisions, there is a Material Change, then such increases and decreases in the discounted future net revenue shall be confirmed in writing by an independent petroleum engineer;

                           (ii) the capitalized costs that are attributable to
                  oil and gas properties of the Parent Guarantor and any Restricted Subsidiaries to which no proved oil and gas reserves are attributed, based on the Parent Guarantor's and the Restricted Subsidiaries' books and records as of a date no earlier than the date of the Parent Guarantor's latest annual or quarterly financial statements;

                           (iii) the Net Working Capital on a date no earlier
                  than the date of the Parent Guarantor's latest annual or quarterly financial statements; and

                           (iv) the greater of (I) the net book value on a date
                  no earlier than the date of the Parent Guarantor's latest annual or quarterly financial statements and (II) the appraised value, as estimated by independent appraisers, of other tangible assets of the Parent Guarantor and any Restricted Subsidiaries as of a date no earlier than the date of the Parent Guarantor's latest audited financial statements (provided that the

                  Parent Guarantor shall not be required to obtain such an appraisal of such assets if no such appraisal has been performed); minus

                  (b)      the sum of:

                           (i) minority interests;

                           (ii) any gas balancing liabilities of the Parent
                  Guarantor and any Restricted Subsidiaries reflected in the Parent Guarantor's latest audited financial statements;

                           (iii) the discounted future net revenue, calculated
                  in accordance with SEC guidelines (utilizing the same prices utilized in the Parent Guarantor's year-end reserve report), attributable to reserves subject to participation interests, overriding royalty interests or other interests of third parties, pursuant to participation, partnership, vendor financing or other agreements then in effect, or which otherwise are required to be delivered to third parties;

                           (iv) the discounted future net revenues, calculated
                  in accordance with SEC guidelines (utilizing the same prices utilized in the Parent Guarantor's year-end reserve report), attributable to reserves that are required to be delivered to third parties to fully satisfy the obligations of the Parent Guarantor and any Restricted Subsidiaries with respect to Volumetric Production Payments on the schedules specified with respect thereto; and

                           (v) the discounted future net revenues, calculated in
                  accordance with SEC guidelines, attributable to reserves subject to Dollar-Denominated Production Payments that, based on the estimates of production included in determining the discounted future net revenues specified in the immediately preceding clause (a)(i) (utilizing the same prices utilized in the Parent Guarantor's year-end reserve report), would be necessary to satisfy fully the obligations of the Parent Guarantor and any Restricted Subsidiaries with respect to Dollar-Denominated Production Payments on the schedules specified with respect thereto.

         "Affiliate" of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person, and if such Person is an individual, any family member of such Person within four degrees of consanguinity and spouses of such Persons. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the preceding. For purposes of the provisions of Sections 4.07, 4.10 and 4.11 hereof only, "Affiliate" shall also mean any beneficial owner of Capital Stock representing 10% or more of the total voting power of the Voting Stock (on a fully diluted basis) of a Person or of rights or warrants to purchase such Capital Stock (whether or not currently exercisable) and any Person who would be an Affiliate of any such beneficial owner pursuant to the first sentence hereof.

         "Affiliate Transaction" has the meaning given such term in Section 4.11 hereof.

         "Agent" means any Registrar or Paying Agent.

         "Applicable Procedures" means, with respect to any transfer or exchange of beneficial interests in a Global Note, the rules and procedures of the Depository, Euroclear or Clearstream that apply to such transfer or exchange.

         "Approved Hedge Agreement" means (A) any Oil and Gas Hedging Contract with Bank of America, N.A., (B) any Oil and Gas Hedging Contract with any other Approved Hedge Counterparty (i) which designates in the confirmation or other transaction statement pursuant to which such Oil and Gas Hedging Contract is evidenced that it is an "Approved Hedge Agreement" for purposes of the Intercreditor Agreement, this Indenture and the Security Documents and (ii) a copy of which has been delivered to the Collateral Agent and the Trustee, in case of either (A) or (B) until (a) the Approved Hedge Counterparty ceases to be an Approved Hedge Counterparty under the Intercreditor Agreement or (b) the Approved Hedge Counterparty specifies in writing to the Collateral Agent, the Trustee and the Company that such contract ceased to be an Approved Hedge Agreement, and (C) any Oil and Gas Hedging Contract that is a price floor, option for a price floor or other similar arrangement for which, upon entering into such contract, neither the Parent Guarantor nor any Restricted Subsidiary will have any liability other than the payment of an initial premium price.

         "Approved Hedge Counterparties" means (A) Bank of America, N.A., unless it has ceased to be an Approved Hedge Counterparty, (B) any other Person that
(i) executes an Oil and Gas Hedging Contract with the Company or a Restricted Subsidiary, (ii) has, or receives credit support in the form of an unconditional guarantee of payment from a parent who has a long-term unsecured senior debt rating of at least BBB- by Standard & Poor's Rating Service or Baa3 by Moody's Investors Service, Inc., (iii) is designated as such by the Company in writing to the Trustee and the Collateral Agent and (iv) if no Hedge Liquidity Provider is then (or thereafter) providing letters of credit as collateral for the Hedging Obligations owed to such Person or such Person has not otherwise ceased to be an Approved Hedge Counterparty, executes and delivers to the Collateral Agent and the Trustee a supplement to the Intercreditor Agreement, and (C) for purposes of the provisions of Section 4.25 hereof and the definition of "Hedged Revenues" only, the Persons in clauses (A) and (B) above and any Person who meets the requirement set forth in subclause (B)(ii) above and who enters into any Oil and Gas Hedging Contract with the Company or a Restricted Subsidiary that is a price floor, option for a price floor or other similar arrangement for which, upon entering into such contract, neither the Company nor any Restricted Subsidiary will have any liability other than the payment of an initial premium price.

         "Asset Disposition" means any sale, lease, transfer or other disposition (or series of related sales, leases, transfers or dispositions) by the Parent Guarantor or any Restricted Subsidiary, including any disposition by means of a merger, consolidation or similar transaction (each referred to for the purposes of this definition as a "disposition"), of (i) any shares of Capital Stock of a Restricted Subsidiary (other than directors' qualifying shares or shares required by applicable law to be held by a Person other than the Parent Guarantor or a Restricted Subsidiary), (ii) all or substantially all the assets of any division or line of business of the Parent Guarantor or any Restricted Subsidiary or (iii) any other assets of the Parent Guarantor or any Restricted Subsidiary outside of the ordinary course of business of the Parent Guarantor or such Restricted Subsidiary. Notwithstanding the preceding, none of the following shall be deemed to be an Asset Disposition: (1) a disposition by a Restricted Subsidiary to the Parent Guarantor or by the Parent Guarantor or a Restricted Subsidiary to a Wholly Owned Subsidiary, (2) the sale or transfer (whether or not in the ordinary course of business) of oil and gas properties; provided, however, that at the time of such sale or transfer such properties do not have associated with them any proved reserves, (3) the abandonment, farm-out, lease or sublease of developed or undeveloped oil and gas properties in the ordinary course of business, (4) the trade or exchange by the Parent Guarantor or any Restricted Subsidiary of any oil and gas property owned or held by the Parent Guarantor or such Restricted Subsidiary for any oil and gas property owned or held by another Person, provided that if any property so contains proved reserves, then the property received therefor contains a reasonably equivalent value of proved reserves, (5) the trade or exchange by the Parent Guarantor or any Restricted Subsidiary of any oil and gas property owned or held by the Parent Guarantor or such Restricted Subsidiary for any Investment in equity interests of a Person engaged in the Oil and Gas Business, provided that if any property so traded or exchanged contains proved reserves, then (A) the Parent Guarantor's or such Restricted Subsidiary's pro rata Investment in such Person shall represent a reasonably equivalent value of proved reserves and (B) such Person is or becomes by virtue of such Investment a Restricted Subsidiary, or
(6) the sale or transfer of hydrocarbons or other mineral products or surplus or obsolete equipment all in the ordinary course of business.

         "Attributable Debt" in respect of a Synthetic Lease means, as at the time of determination, the present value (discounted at the interest rate implicit in the Synthetic Lease, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Synthetic Lease (including any period for which such lease has been extended).

         "Average Life" means, as of the date of determination, with respect to any Indebtedness or Preferred Stock, the quotient obtained by dividing (i) the sum of the products of numbers of years from the date of determination to the dates of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Preferred Stock multiplied by the amount of such payment by (ii) the sum of all such payments.

         "Bankruptcy Law" means Title 11, United States Code, or any similar federal or state law for the relief of debtors.

         "Board of Directors" means with respect to any Person, the board of directors of such Person or any committee thereof duly authorized to act on behalf of such board of directors.

         "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of a Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification.

         "Business Day" means each day which is not a Legal Holiday.

         "Capital Expenditures" means the amount of any expenditures in respect of fixed or capital assets.

         "Capital Lease Obligations" means an obligation that is required to be classified and accounted for as a capital lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

         "Capital Stock" of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity and any warrants or options granted to directors, officers or employees of such Person in the ordinary course of business and the issuance of equity upon the exercise thereof.

         "Change of Control" means the occurrence of any of the following events:

                  (a) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders, is or becomes the beneficial owner (as defined in Rules l3d-3 and l3d-5 under the Exchange Act, except that for purposes of this clause (a) such person shall be deemed to have "beneficial ownership" of all shares that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 35% of the total voting power of the Voting Stock of the Parent Guarantor; provided, however, that the Permitted Holders beneficially own (as defined in Rules 13d-3 and l3d-5 under the Exchange Act), directly or indirectly, in the aggregate a lesser percentage of the total voting power of the Voting Stock of the Parent Guarantor than such other person and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of its Board of Directors (for the purposes of this clause (a), such other person shall be deemed to beneficially own any Voting Stock of a specified corporation held by a parent corporation, if such other person is the beneficial owner (as defined in this clause
         (a)), directly, or indirectly, of more than 35% of the voting power of the Voting Stock of such parent corporation and the Permitted Holders beneficially own (as defined in this proviso), directly or indirectly, in the aggregate a lesser percentage of the voting power of the Voting Stock of such parent corporation and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors of such parent corporation);

                  (b) during any period of two consecutive years from and after the Closing Date, individuals who at the beginning of such period constituted the Board of Directors of the Parent Guarantor (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of the Parent Guarantor was approved by a vote of a majority of the directors of the Parent Guarantor then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Parent Guarantor then in office other than as a result of the election of directors by the holders of the Class B Common Stock of the Parent Guarantor; or

                  (c) the merger or consolidation of the Parent Guarantor with or into another Person or the merger of another Person with or into the Parent Guarantor, or the sale of all or substantially all the assets of the Parent Guarantor to another Person (other than a Person that is controlled by the Permitted Holders), and, in the case of any such merger or consolidation, the securities of the Parent Guarantor that are outstanding immediately prior to such transaction and which represent 100% of the aggregate voting power of the Voting Stock of the Parent Guarantor are changed into or exchanged for cash, securities or property, unless pursuant to such transaction such securities are changed into or exchanged for, in addition to any other consideration, securities of the surviving corporation that represent immediately after such transaction, at least a majority of the aggregate voting power of the Voting Stock of the surviving corporation.

         "Clearstream" means Clearstream Banking, societe anonyme.

         "Closing Date" means the date on which this Indenture is executed.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Collateral" means, collectively, all of the property and assets (including, without limitation, Trust Moneys) that are from time to time subject to, or purported to be subject to, the Lien of this Indenture or any of the Security Documents.

         "Collateral Account" has the meaning given such term in Section 3.03 of the Intercreditor Agreement.

         "Collateral Agent" means Wells Fargo Bank Minnesota, National Association, until a successor replaces it in accordance with the terms of the Intercreditor Agreement and thereafter means the successor serving thereunder.

         "Company" means the party named as such in the first paragraph of this Indenture until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means such successor.

         "Consolidated Coverage Ratio" as of any date of determination means the ratio of (i) the aggregate amount of EBITDA for the period of the most recent four consecutive fiscal quarters for which financial statements are available prior to the date of such determination to (ii) Consolidated Interest Expense for such four fiscal quarters; provided, however, that (1) if the Parent Guarantor or any Restricted Subsidiary has Incurred any Indebtedness since the beginning of such period that remains outstanding or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an Incurrence of Indebtedness, or both, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such Indebtedness as if such Indebtedness had been Incurred on the first day of such period and the discharge of any other Indebtedness repaid, repurchased, defeased or otherwise discharged with the proceeds of such new Indebtedness as if such discharge had occurred on the first day of such period, (2) if the Parent Guarantor or any Restricted Subsidiary has repaid, repurchased, defeased or otherwise discharged any Indebtedness since the beginning of such period or if any Indebtedness is to be repaid, repurchased, defeased or otherwise discharged on the date of the transaction giving rise to the need to calculate the Consolidated Coverage Ratio, EBITDA and Consolidated Interest Expense for such period shall be calculated on a pro forma basis as if such discharge had occurred on the first day of such period and as if the Parent Guarantor or such Restricted Subsidiary has not earned the interest income actually earned during such period in respect of cash or Temporary Cash Investments used to repay, repurchase, defease or otherwise discharge such Indebtedness, (3) if since the beginning of such period the Parent Guarantor or any Restricted Subsidiary shall have made any Asset Disposition (other than an Asset Disposition involving assets having a fair market value of less than the greater of one percent (1%) of Adjusted Consolidated Net Tangible Assets as of the end of the Parent Guarantor's then most recently completed fiscal year and $2,000,000), then EBITDA for such period shall be reduced by an amount equal to EBITDA (if positive) or increased by an amount equal to EBITDA (if negative), in each case, directly attributable thereto for such period and Consolidated Interest Expense for such period shall be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Indebtedness of the Parent Guarantor or any Restricted Subsidiary repaid, repurchased, defeased or otherwise discharged with respect to the Parent Guarantor and the continuing Restricted Subsidiaries in connection with such Asset Disposition for such period (or, if the Capital Stock of any Restricted Subsidiary is sold, the Consolidated Interest Expense for such period directly attributable to the Indebtedness of such Restricted Subsidiary to the extent the Parent Guarantor and the continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such sale), (4) if since the beginning of such period the Parent Guarantor or any Restricted Subsidiary (by merger or otherwise) shall have made an Investment in any Restricted Subsidiary (or any Person which becomes a Restricted Subsidiary) or an acquisition (including by way of lease) of assets, including any acquisition of assets occurring in connection with a transaction requiring a calculation to be made hereunder, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto (including the Incurrence of any Indebtedness) as if such Investment or acquisition occurred on the first day of such period and (5) if since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Parent Guarantor or any Restricted Subsidiary since the beginning of such period) shall have made any Asset Disposition, any Investment or acquisition of assets that would have required an adjustment pursuant to clause (3) or (4) above if made by the Parent Guarantor or a Restricted Subsidiary during such period, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto as if such Asset Disposition, Investment or acquisition occurred on the first day of such period. For purposes of this definition, whenever pro forma effect is to be given to an acquisition or disposition of assets, the amount of income or earnings relating thereto and the amount of Consolidated Interest Expense associated with any Indebtedness Incurred or repaid in connection therewith, the pro forma calculations shall be determined in good faith by a responsible financial or accounting officer of the Parent Guarantor. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest of such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term in excess of 12 months).

         "Consolidated Interest Expense" means, for any period, the total interest expense of the Parent Guarantor and the Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP, plus, to the extent not included in such total interest expense, without duplication, (i) interest expense attributable to capital leases and imputed interest with respect to Attributable Debt, (ii) capitalized interest, (iii) non-cash interest expenses, (iv) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing, (v) net costs (including amortization of fees and upfront payments) associated with interest rate caps and other interest rate and currency options that, at the time entered into, resulted in the Parent Guarantor and the Restricted Subsidiaries being net payees as to future payouts under such caps or options, and interest rate and currency swaps and forwards for which the Parent Guarantor or the Restricted Subsidiaries has paid a premium, (vi) Preferred Stock dividends in respect of all Preferred Stock held by Persons other than the Parent Guarantor or a Wholly Owned Subsidiary, to the extent that, by the terms of the Preferred Stock, failure to pay such dividends would result in a bankruptcy of the issuer thereof and (vii) interest accruing on any Indebtedness of any other Person to the extent such Indebtedness is Guaranteed by the Parent Guarantor or any Restricted Subsidiary or secured by a Lien on assets of the Parent Guarantor or any Restricted Subsidiary to the extent such Indebtedness constitutes Indebtedness of the Parent Guarantor or any Restricted Subsidiary (whether or not such Guarantee or Lien is called upon); provided, however, "Consolidated Interest Expense" shall not include any (x) amortization of costs relating to debt issuances (including the amortization of debt discount) other than the amortization of debt discount related to the issuance of securities with an original issue price of not more than 90% of the principal thereof, (y) amortization of debt discount to the extent it relates to revaluations of financial instruments recognized in connection with the consolidation, and (z) noncash interest expense Incurred in connection with interest rate caps and other interest rate and currency options that, at the time entered into, resulted in the Parent Guarantor and the Restricted Subsidiaries being either neutral or net payors as to future payouts under such caps or options.

         "Consolidated Net Income" means, for any period, the net income of the Parent Guarantor and the consolidated Subsidiaries; provided, however, that there shall not be included in such Consolidated Net Income any of the following (without duplication): (i) any net income of any Person (other than the Parent Guarantor) if such Person is not a Restricted Subsidiary, except that (A) subject to the exclusion contained in clause (iv) below, the Parent Guarantor's equity in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to the Parent Guarantor or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution paid to a Restricted Subsidiary, to the limitations contained in clause (iii) below) and (B) the Parent Guarantor's equity in a net loss of any such Person for such period shall be included in determining such Consolidated Net Income; (ii) any net income (or loss) of any Restricted Subsidiary acquired by the Parent Guarantor or a consolidated Subsidiary in a pooling of interests transaction for any period prior to the date of such acquisition; (iii) any net income of any Restricted Subsidiary if such Restricted Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to the Parent Guarantor, except that (A) subject to the exclusion contained in clause (iv) below, the Parent Guarantor's equity in the net income of any such Restricted Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Restricted Subsidiary during such period to the Parent Guarantor or another Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution paid to another Restricted Subsidiary, to the limitation contained in this clause) and (B) the Parent Guarantor's equity in a net loss of any such Restricted Subsidiary for such period shall be included in determining such Consolidated Net Income; (iv) any gain or loss realized upon the sale or other disposition of any assets of the Parent Guarantor or its consolidated Restricted Subsidiaries (including pursuant to any sale-and-leaseback arrangement) which is not sold or otherwise disposed of in the ordinary course of business and any gain or loss realized upon the sale or other disposition of any Capital Stock of any Person; (v) extraordinary gains or losses; and (vi) the cumulative effect of a change in accounting principles.

         "Consolidated Net Worth" means, with respect to any Person, the total of the amounts shown on the balance sheet of the Person and its Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP, as of the end of the most recent fiscal quarter of the Person for which financial statements are available, as (i) the par or stated value of all outstanding Capital Stock of the Person plus (ii) paid-in capital or capital surplus relating to such Capital Stock plus (iii) any retained earnings or earned surplus less (A) any accumulated deficit and (B) any amounts attributable to Disqualified Stock.

         "Corporate Trust Office of the Trustee" shall be at the address of the Trustee specified in Section 11.02 hereof or such other address as to which the Trustee may give notice to the Company.

         "Custodian" means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law. "Default" means any event that is, or after notice or passage of time or both would be, an Event of Default.

         "Definitive Notes" means Notes that are in the form of Exhibit A-1 attached hereto (but without including the text referred to in footnotes 1 and 3 thereto).

         "Depository" means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03 hereof as the Depository with respect to the Notes, until a successor shall have been appointed and becomes such pursuant to the applicable provision of this Indenture, and, thereafter, "Depository" shall mean or include such successor.

         "Disqualified Stock" means, with respect to any Person, any Capital Stock to the extent that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event, it (i) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise, (ii) is convertible or exchangeable for Indebtedness or Disqualified Stock or (iii) is redeemable, in whole or in part, at the option of the holder thereof, in each case described in this clause (iii) and in the immediately preceding clauses (i) and (ii), on or prior to the Stated Maturity of the Notes; provided, however, that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such Person to repurchase or redeem such stock upon the occurrence of an "Asset Disposition" or "change of control" occurring prior to the Stated Maturity of the Notes shall not constitute Disqualified Stock if the "Asset Disposition" or "change of control" provisions applicable to such Capital Stock are not more favorable to the holders of such Capital Stock than the provisions of Sections 4.10 and 4.15 hereof.

         "$," "dollars" and "U.S. dollars" denote the lawful currency of the United States of America.

         "Dollar-Denominated Production Payments" means production payment obligations recorded as liabilities in accordance with GAAP, together with all undertakings and obligations in connection therewith.

         "EBITDA" for any period means the sum of Consolidated Net Income for such period, Consolidated Interest Expense for such period, and each of the following (without duplication) to the extent deducted in calculating such Consolidated Net Income for such period: (a) provision for taxes based on income or profits, (b) depletion and depreciation expense, (c) amortization expense,
(d) exploration costs, (e) reorganization costs and (f) all other non-cash charges (excluding any such non-cash charge to the extent that it represents an accrual of or reserve for cash charges in any future period or amortization of a prepaid cash expense that was paid in a prior period except such amounts as the Parent Guarantor determines in good faith are nonrecurring), and less, to the extent included in calculating such Consolidated Net Income and in excess of any costs or expenses attributable thereto and deducted in calculating such Consolidated Net Income, the sum of (x) the amount of deferred revenues that are amortized during such period and are attributable to reserves that are subject to Volumetric Production Payments and (y) amounts recorded in accordance with GAAP as repayments of principal, premium, if any, and interest pursuant to Dollar-Denominated Production Payments. Notwithstanding the preceding, the provision for taxes based on the income or profits of, and the depreciation and amortization and other non-cash charges of, a Restricted Subsidiary shall be added to Consolidated Net Income to compute EBITDA only to the extent (and in the same proportion) that the net income of such Subsidiary was included in calculating Consolidated Net Income and only if a corresponding amount would be permitted at the date of determination to be dividended to the Parent Guarantor by such Subsidiary without prior approval (that has not been obtained) pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to such Subsidiary or its stockholders. Solely for the purpose of calculating EBITDA for determining Excess Cash Flow, EBITDA shall be reduced by estimated cash income tax expense for any quarter or increased for any cash income tax credits for any quarter to the extent not already reflected in such calculation of EBITDA.

         "Equity Offering" means a primary public offering of shares of Capital Stock of the Parent Guarantor.

         "Euroclear" means Euroclear Bank N.V./S.A or its successor as operator of the Euroclear system.

         "Event of Default" has the meaning given such term in Section 6.01 hereof.

         "Excess Cash Flow" means, for any fiscal quarter, EBITDA for the Parent Guarantor and the Restricted Subsidiaries for such quarter, minus each of the following: (i) interest expense of the Parent Guarantor and the Restricted Subsidiaries determined in accordance with GAAP and (ii) all

Capital Expenditures made during such quarter by the Parent Guarantor and the Restricted Subsidiaries.

         "Excess Proceeds" has the meaning given such term in Section 4.10 hereof.

         "Excess Proceeds Offer" has the meaning given such term in Section 4.10 hereof.

         "Excess Proceeds Payment" has the meaning given such term in Section
4.10 hereof.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Exchange Offer" means the offer that may be made by the Company pursuant to a Registration Rights Agreement to issue Series B Notes in exchange for Series A Notes.

         "GAAP" means generally accepted accounting principles in the United States as in effect from time to time, including those set forth in (i) the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants, (ii) statements and pronouncements of the Financial Accounting Standards Board, (iii) such other statements by such other entity as approved by a significant segment of the accounting profession, and (iv) the rules and regulations of the SEC governing the inclusion of financial statements (including pro forma financial statements) in periodic reports required to be filed pursuant to Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the SEC.

         "Global Note" means, individually and collectively, the Unrestricted Global Note, the IAI Global Note, the Regulation S Global Note and the 144A Global Note.

         "Guarantee" means, without duplication, any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise) or (ii) entered into for the purpose of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

         "Guarantors" means the Parent Guarantor and each of the Subsidiary Guarantors.

         "Guaranty Agreement" means the Guaranty Agreement, dated as of the Closing Date, by the Parent Guarantor and the Subsidiary Guarantors party thereto, in favor of the Trustee, the Approved Hedge Counterparties party to the Intercreditor Agreement, the Hedge Liquidity Providers party to the Intercreditor Agreement and each Holder, as the same may be amended, supplemented or modified from time to time in accordance with the terms thereof and of the Intercreditor Agreement, a copy of which is attached hereto as Exhibit D.

         "Hedge Liquidity Agreements" has the meaning set forth in clause (b)(8) of Section 4.09 hereof.

         "Hedge Liquidity Providers" means the financial institutions party to Hedge Liquidity Agreements.

         "Hedge Period" means, as of the first Business Day of any month, the period commencing on the date of determination pro forma to be entered into and ending on the date which is two years after such date of determination.

         "Hedged Revenue Ratio" means for the Parent Guarantor and the Restricted Subsidiaries, the ratio, calculated on a consolidated basis as of the first Business Day of each month for the then current Hedge Period, of (i) Hedged Revenues for such period to (ii) Projected Consolidated Interest Expense for such period.

         "Hedged Revenues" means, for the Parent Guarantor and the Restricted Subsidiaries, the amount, calculated on a consolidated basis as of the first Business Day of each month for the then current Hedge Period, equal to (A) for all Oil and Gas Hedging Contracts with an Approved Hedge Counterparty which are price swaps or fixed price purchase and sales contracts, the sum of the products attained by multiplying the notional or physical volume of crude oil or natural gas for each month during such Hedge Period hedged therein and the fixed price for such month, plus (B) for all Oil and Gas Hedging Contracts with an Approved Hedge Counterparty which are price collars or price floors, the sum of the products attained by multiplying the notional volume of crude oil or natural gas for each month during such Hedge Period hedged therein and the fixed price floor for such month, minus (C) both (i) the sum of each premium for any Oil and Gas Hedging Contract for which a premium has been paid during such Hedge Period by the Parent Guarantor or any Restricted Subsidiary and (ii) all amounts due under any Oil and Gas Hedging Contract for which the counterparty thereunder is either in default or in respect of which a termination event has occurred and is continuing.

         "Hedging Obligations" of any Person means the obligations of such Person pursuant to any Oil and Gas Hedging Contract or Interest Rate Agreement.

         "Holder" means a Person in whose name a Note is registered on the Registrar's book.

         "IAI Global Note" means a permanent global senior note that contains the paragraph referred to in footnote 1 and the additional schedule referred to in footnote 3 to the form of the Note attached hereto as Exhibit A-1, and that is deposited with the Note Custodian and registered in the name of the Depository or its nominee, representing Notes originally issued or transferred to Institutional Accredited Investors.

         "Immediate Family" means a Person's spouse, parents, children, siblings, mother-in-law, father-in-law, brother-in-law, sister-in-law, son-in-law, daughter-in-law and anyone who resides in such Person's home (other than a domestic servant).

         "Incur" means issue, assume, Guarantee, incur or otherwise become liable for, provided, however, that any Indebtedness, Capital Stock or Lien of a Person existing at the time such Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Subsidiary at the time it becomes a Subsidiary. The term "Incurrence" when used as a noun shall have a correlative meaning. The accretion of principal of a non-interest bearing or other discount security shall not be deemed the Incurrence of Indebtedness.

         "Indebtedness" means, with respect to any Person on any date of determination (without duplication), (i) the principal of and premium (if any) in respect of (A) indebtedness of such Person for money borrowed and (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable; (ii) all Capital Lease Obligations of such Person and all Attributable Debt of such Person; (iii) all obligations of such Person issued or assumed as the deferred purchase price of property (which purchase price is due more than six months after the date of taking delivery of title to such property), including all obligations of such Person for the deferred purchase price of property under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business); (iv) all obligations of such Person for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in (i) through (iii) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the tenth Business Day following receipt by such Person of a demand for reimbursement following payment on the letter of credit); (v) the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock or, with respect to any Subsidiary of such Person the liquidation preference with respect to, any Preferred Stock (but excluding, in each case, any accrued dividends); (vi) all obligations of such Person relating to any Production Payment or in respect of production imbalances (but excluding production imbalances arising in the ordinary course of business); (vii) all obligations of the type referred to in clauses (i) through (vi) of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any Guarantee (including, with respect to any Production Payment, any warranties or Guarantees of production or payment by such Person with respect to such Production Payment but excluding other contractual obligations of such Person with respect to such Production Payment);
(viii) all obligations of the type referred to in clauses (i) through (vii) of other Persons secured by any Lien on any property or asset of such first-mentioned Person (whether or not such obligation is assumed by such first-mentioned Person), the amount of such obligation being deemed to be the lesser of the value of such property or assets or the amount of the obligation so secured and (ix) to the extent not otherwise included in this definition, Hedging Obligations of such Person.

         The "amount" or "principal amount" of Indebtedness at any time of determination as used herein represented by: (1) any Capital Lease Obligation shall be the amount determined in accordance with the definition thereof, (2) all other unconditional obligations shall be the amount of the liability thereof determined in accordance with GAAP, and (3) all other contingent obligations shall be the maximum liability at such date of such Person.

         It is understood that none of the following shall constitute
Indebtedness: (i) indebtedness arising from agreements providing for indemnification or adjustment of purchase price or from Guarantees securing any obligations of the Parent Guarantor or any of its Subsidiaries pursuant to such agreements, incurred or assumed in connection with the disposition of any business, assets or Subsidiary of the Parent Guarantor, other than Guarantees or similar credit support by the Parent Guarantor or any of its Subsidiaries of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or Subsidiary for the purpose of financing such acquisition;
(ii) any trade payables and other accrued current liabilities incurred in the ordinary course of business (including as the deferred purchase price of property), (iii) obligations arising from Guarantees to suppliers, lessors, licensees, contractors, franchisees or customers incurred in the ordinary course of business; (iv) obligations (other than express Guarantees of indebtedness for borrowed money) in respect of Indebtedness of other Persons arising in connection with (A) the sale or discount of accounts receivable, (B) trade acceptances and (C) endorsements of instruments for deposit in the ordinary course of business, (v) obligations in respect of performance bonds provided by the Parent Guarantor or its Subsidiaries in the ordinary course of business and refinancings thereof; (vi) obligations arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business, provided, however, that such obligation is extinguished within two Business Days of its incurrence; and (vii) obligations in respect of any obligations under workers' compensation laws and similar legislation.

         "Indenture" means this Indenture, as amended or supplemented from time to time.

         "Independent Director" means a director who has no relationship to the Parent Guarantor or a Restricted Subsidiary or other Affiliate that could reasonably be expected to interfere with the exercise of his or her independence from management and the company on whose board the director sits. In addition, the following persons may not serve as Independent Directors: (i) Persons employed by the Parent Guarantor or any of the Restricted Subsidiaries or other Affiliates of the foregoing during the current year or any of the three past years; (ii) Persons who during the current year are or any of the past three years were partners, controlling shareholders or executive officers of an organization that has a business relationship or who have direct business relationships with the Parent Guarantor or any of the Restricted Subsidiaries or other Affiliates of the foregoing; (iii) a Person who is employed as an executive officer of another entity where any of the Parent Guarantor's or a Restricted Subsidiaries' or other Affiliates' executive officers serve on that entity's compensation committee; and (iv) Persons who are Immediate Family of an individual who is, or has been, during the current year or any of the past three years, employed by the Parent Guarantor or any Restricted Subsidiary or other Affiliate as an executive officer of such.

         "Indirect Participant" means a Person who holds an interest through a Participant.

         "Initial Purchaser" means Jefferies & Company, Inc.

         "Institutional Accredited Investor" means an "accredited investor" as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act other than a QIB.

         "Intercreditor Agreement" means the Intercreditor and Collateral Agency Agreement among the Parent Guarantor, the Company and the Subsidiary Guarantors party thereto, the Approved Hedge Counterparties or Hedge Liquidity Providers party thereto, the Collateral Agent and the Trustee, dated as of the Closing Date, as the same may be amended, supplemented or modified from time to time in accordance with the terms thereof.

         "Interest Rate Agreement" means any interest rate swap agreement, interest rate cap agreement or other financial agreement or arrangement designed to protect a Person and its Subsidiaries against fluctuations in interest rates.

         "Investment" in any Person means any direct or indirect advance, loan (other than advances to customers or joint interest partners or drilling partnerships sponsored by the Parent Guarantor or any Restricted Subsidiary in the ordinary course of business that are recorded as accounts receivable on the balance sheet of the lender) or other extensions of credit (including by way of Guarantee or similar arrangement) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase, short sale or acquisition of Capital Stock, Indebtedness or other similar instruments issued by such Person. For purposes of the definition of "Unrestricted Subsidiary," the definition of "Restricted Payment" and the provisions of Section 4.07 hereof,
(i) "Investment" shall include the portion (proportionate to the Parent Guarantor's equity interest in such Subsidiary) of the fair market value of the net assets of any Subsidiary of the Parent Guarantor at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Parent Guarantor shall be deemed to continue to have a permanent "Investment" in an Unrestricted Subsidiary equal to an amount (if positive) equal to (x) the Parent Guarantor's "Investment" in such Subsidiary at the time of such redesignation less (y) the portion (proportionate to the Parent Guarantor's equity interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time of such redesignation; and (ii) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Board of Directors of the Parent Guarantor.

         "Issue Date" means the first date on which the Series A Notes are issued hereunder.

         "Issue Price" of any Note means, in connection with the original issuance of such Note, the initial issue price as set forth on the face of the Note.

         "Legal Holiday" means a Saturday, a Sunday or a day on which banking institutions in New York, New York, or at a place of payment with respect to the Notes are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

         "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

         "Liquidated Damages" means all additional interest then owing pursuant to a Registration Rights Agreement.

         "Major Asset Sale" has the meaning given such term in Section 4.10 hereof.

         "Major Asset Sale Offer" has the meaning given such term in Section
4.10 hereof.

         "Make-Up Period" has the meaning ascribed such term in clause (iii) of
Section 4.25 hereof.

         "Material Change" means an increase or decrease (excluding changes that result solely from changes in prices) of more than 10% during a fiscal quarter in the discounted future net revenues from proved oil and gas reserves of the Parent Guarantor and the Restricted Subsidiaries, calculated in accordance with clause (a) (i) of the definition of Adjusted Consolidated Net Tangible Assets; provided, however, that the following will be excluded from the calculation of Material Change: (i) any acquisitions during the fiscal quarter of oil and gas reserves that have been estimated by independent petroleum engineers and with respect to which a report or reports of such engineers exist and (ii) any disposition of properties existing at the beginning of such fiscal quarter that have been disposed of in compliance with the provisions described in Section
4.10 hereof.

         "MMBtu" means one million British thermal units.

         "Moody's" means Moody's Investors Service, Inc. or any successor to the rating agency business thereof.

         "Mortgage" means mortgage, deed of trust, assignment of production, security agreement, fixture filing and financing statement granted by the Company or the Parent Guarantor or any Subsidiary Guarantor to the Collateral Agent for the benefit of the Approved Hedge Counterparties or Hedge Liquidity Providers, as applicable, Trustee and the Holders and pursuant to which one or more Liens on Oil and Gas Assets or interests therein are created, as the same may be amended, supplemented or modified from time to time in accordance with the terms thereof and of the Intercreditor Agreement.

         "Net Available Cash" from an Asset Disposition means cash payments received therefrom (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to such properties or assets or received in any other noncash form) in each case net of (i) all legal, title and recording tax expenses, commissions and other fees (including financial and other advisory fees) and expenses incurred, and all federal, state, provincial, foreign and local taxes required to be accrued as a liability under GAAP, as a consequence of such Asset Disposition, (ii) all payments made on any Indebtedness (including termination payments made on Approved Hedge Agreements on account of settlement amounts, unpaid amounts, interest and other amounts due thereunder, but excluding Subordinated Obligations) which is secured by a senior Lien on any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon or other security agreement of any kind with respect to such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law, be repaid out of the proceeds from such Asset Disposition, (iii) all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Disposition and (iv) the deduction of appropriate amounts provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the property or other assets disposed in such Asset Disposition and retained by the Parent Guarantor or any Restricted Subsidiary after such Asset Disposition.

         "Net Cash Proceeds" means, with respect to any Equity Offering, the cash proceeds of such issuance or sale net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

         "Net Working Capital" means (a) all current assets of the Parent Guarantor and its Restricted Subsidiaries minus (b) all current liabilities of the Parent Guarantor and its Restricted Subsidiaries, except current liabilities included in Indebtedness, determined in accordance with GAAP.

         "Non-Recourse Indebtedness" with respect to any Person means Indebtedness of such Person for which (i) the sole legal recourse for collection of principal, premium, if any, and interest on such Indebtedness is against the specific property identified in the instruments evidencing or securing such Indebtedness and such property was acquired with the proceeds of such Indebtedness or such Indebtedness was incurred within 90 days after the acquisition of such property and (ii) no other assets of such Person may be realized upon in collection of principal or interest on such Indebtedness; provided, however, that any such Indebtedness shall not cease to be "Non-Recourse Indebtedness" solely as a result of the instrument governing such Indebtedness containing terms pursuant to which such Indebtedness becomes recourse upon (a) fraud or misrepresentation by the Person in connection with such Indebtedness, (b) such Person failing to pay taxes or other charges that result in the creation of Liens on any portion of the specific property securing such Indebtedness or failing to maintain any insurance on such property required under the instruments securing such Indebtedness, (c) the conversion of any of the collateral for such Indebtedness, (d) such Person failing to maintain any of the collateral for such Indebtedness in the condition required under the instruments securing the Indebtedness, (e) any income generated by the specific property securing such Indebtedness being applied in a manner not otherwise allowed in the instruments securing such Indebtedness, (f) the violation of any applicable law or ordinance governing hazardous materials or substances or otherwise affecting the environmental condition of the specific property securing the Indebtedness or (g) the rights of the holder of such Indebtedness to the specific property becoming impaired, suspended or reduced by any act, omission or misrepresentation of such Person; provided, further, however, that upon the occurrence of any of the foregoing clauses (a) through (g) above, any such Indebtedness which shall have ceased to be "Non-Recourse Indebtedness" shall be deemed to have been Indebtedness incurred by such Person at such time.

         "Notes" has the meaning attributed thereto in the Recital of this Indenture.

         "Note Custodian" means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.

         "Obligations" means all obligations for principal, premium, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under this Indenture and other documentation governing the Notes.

         "Officer" means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Chief Administrative Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice-President of such Person.

         "Officers' Certificate" means a certificate signed on behalf of a Person, other than a natural person, by two Officers of such Person, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of such Person, that meets the requirements of Section 11.05 hereof.

         "Oil and Gas Assets" means, in respect of any Person, all proved oil and gas reserves and natural gas processing facilities of such Person.

         "Oil and Gas Business" means the business of the exploration for, and exploitation, development, acquisition, production, processing (but not refining), marketing, storage and transportation of, hydrocarbons, and other related energy and natural resource businesses.

         "Oil and Gas Hedging Contract" means any oil and gas purchase or hedging agreement, and other agreement or arrangement, in each case, that is designed to provide protection against oil and gas price fluctuations.

         "Opinion of Counsel" means an opinion from legal counsel who is reasonably acceptable to the Trustee, that meets the requirements of Section
11.05 hereof, as applicable. Unless otherwise provided in this Indenture, the counsel may be an employee of or counsel to the Company, any Subsidiary of the Company or the Trustee.

         "Original Issue Discount" of any Note means the difference between the Issue Price and the Principal Amount at Maturity of the Note as set forth on the face of the Note, which shall accrue as set forth in the form of Note.

         "Original Notes" has the meaning set forth in Section 2.02 hereof.

         "Parent Guarantee" means the joint and several guarantees issued by the Parent Guarantor pursuant to the Guaranty Agreement.

         "Parent Guarantor" means (a) Tribo Petroleum Corporation, a Texas corporation, and (b) any permitted successors and assigns of Tribo Petroleum Corporation under Article 5 hereof.

         "Participant" means with respect to DTC, Euroclear or Clearstream, a Person who has an account with DTC, Euroclear or Clearstream, respectively (and with respect to DTC shall include Euroclear and Clearstream).

         "Payment Restrictions" has the meaning given such term in Section 4.08 hereof.

         "Permitted Business Investment" means any Investment or expenditure made in the ordinary course of, and of a nature that is or shall have become customary in, the Oil and Gas Business as a means of actively exploiting, exploring for, acquiring, developing, producing, processing, gathering, marketing or transporting oil and gas through agreements, transactions, interests or arrangements which permit one to share risks or costs, comply with regulatory requirements regarding local ownership or satisfy other objectives customarily achieved through the conduct of Oil and Gas Business jointly with third parties, including (i) ownership interests in oil and gas properties, processing facilities, gathering systems or ancillary real property interests and (ii) Investments in the form of or pursuant to operating agreements, processing agreements, farm-in agreements, farm-out agreements, development agreements, area of mutual interest agreements, unitization agreements, pooling agreements, joint bidding agreements, service contracts, joint venture agreements, partnership agreements (whether general or limited), subscription agreements, stock purchase agreements and other similar agreements with third parties.

         "Permitted Holders" means (i) Richard Bowman, (ii) any Affiliates of Richard Bowman or the Parent Guarantor, (iii) Richard Bowman's heirs, estate and any trust or family limited partnership (or similar estate planning vehicle) in which Mr. Bowman and/or his Immediate Family members own, directly or indirectly, at least a majority of the outstanding beneficial interests, and
(iv) Jefferies & Company, Inc. and its Affiliates.

         "Permitted Investment" means an Investment by the Parent Guarantor or any Restricted Subsidiary in (i) a Restricted Subsidiary or a Person that will, upon the making of such Investment, become a Restricted Subsidiary; provided, however, that the primary business of such Restricted Subsidiary is an Oil and Gas Business; (ii) another Person if as a result of such Investment such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, the Parent Guarantor or a Restricted Subsidiary; provided, however, that such Person's primary business is an Oil and Gas Business; (iii) Temporary Cash Investments; (iv) receivables owing to the Parent Guarantor or any Restricted Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Parent Guarantor or any such Restricted Subsidiary deems reasonable under the circumstances; (v) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business; (vi) loans or advances to employees made in the ordinary course of business; (vii) stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Parent Guarantor or any Restricted Subsidiary or in satisfaction of judgments; (viii) any Person to the extent such Investment represents the non-cash portion of the consideration received for an Asset Disposition as permitted pursuant to the provisions of Section 4.10 hereof and (ix) Permitted Business Investments.

         "Permitted Joint Venture" means any Person engaged in the Oil and Gas Business in which the Parent Guarantor or a Restricted Subsidiary makes a Permitted Business Investment and which cannot, by the terms of such Person's constituent documents, Incur or Guarantee Indebtedness.

         "Permitted Liens" means, with respect to any Person:

                  (a) pledges or deposits by such Person under workers' compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public, statutory or regulatory obligations of such Person or deposits of cash or United States government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case Incurred in the ordinary course of business;

                  (b) Liens imposed by law, such as carriers', warehousemen's and mechanics' Liens, in each case for sums not yet due or being contested in good faith by appropriate proceedings;

                  (c) Liens for property taxes not yet subject to penalties for non-payment or which are being contested in good faith and by appropriate proceedings;

                  (d) minor survey exceptions, minor encumbrances, easements or reservations of, or rights of others for, licenses, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real property or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which were not Incurred in connection with Indebtedness and which do not in the aggregate materially impair their use in the operation of the business of such Person;

                  (e) Liens securing Indebtedness Incurred under clause (b) (6) of Section 4.09 hereof; provided, however, that the Lien may not extend to any other property owned by such Person or any of its Subsidiaries at the time the Lien is Incurred, and the Indebtedness secured by the Lien may not be Incurred more than 365 days after the later of the acquisition, completion of construction, repair, improvement, addition or commencement of full operation of the property subject to the Lien;

                  (f) Liens existing on the Closing Date;

                  (g) Liens securing Indebtedness or other obligations of a Subsidiary of such Person owing to such Person or a wholly owned Subsidiary of such Person (or, in the case of the Parent Guarantor, a Wholly Owned Subsidiary);

                  (h) Liens securing Hedging Obligations pursuant to any Interest Rate Agreement so long as such Hedging Obligations relate to Indebtedness that is, and is permitted to be Incurred under this Indenture, secured by a Lien on the same property (other than Collateral) securing such Hedging Obligations;

                  (i) Liens securing Hedging Obligations under the Approved Hedge Agreements required to be maintained by the Parent Guarantor and the Company under the provisions of Section 4.25 hereof or securing obligations to Hedge Liquidity Providers under Hedge Liquidity Agreements;

                  (j) Liens on accounts receivable, related general intangibles and related proceeds of the Parent Guarantor and its Restricted Subsidiaries to secure up to $20,000,000 of Indebtedness under the Working Capital Revolver;

                  (k) Liens arising in the ordinary course of business in favor of the United States, any state thereof, any foreign country or any department, agency, instrumentality or political subdivision of any such jurisdiction, to secure partial, progress, advance or other payments pursuant to any contract or statute;

                  (l) Liens on pipeline or pipeline facilities which arise out of operation of law;

                  (m) Liens reserved in oil and gas mineral leases for bonus or rental payments and for compliance with the terms of such leases;

                  (n) Liens arising under partnership agreements, oil and gas leases, farm-out agreements, division orders, contracts for the sale, purchase, exchange, transportation or processing (but not the refining) of oil, gas or other hydrocarbons, unitization and pooling declarations and agreements, development agreements, operating agreements, area of mutual interest agreements and other similar agreements which are customary in the Oil and Gas Business;

                  (o) Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review; and

                  (p) Liens arising pursuant to this Indenture or any Security Document or otherwise securing the Obligations, the Parent Guarantee or the Subsidiary Guarantees.

         "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

         "Plan" means the Company's First Amended Plan of Reorganization dated May 9, 2001, pursuant to Chapter 11 of the United States Bankruptcy Code.

         "Preferred Stock," as applied to the Capital Stock of any Person, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person over shares of Capital Stock of any other class of such Person.

         "principal" of a Note means the stated principal of the Note plus the premium, if any, payable on the Note which is due or overdue or is to become due at the relevant time.

         "Principal Amount at Maturity" of a Note means the Principal Amount at Maturity as set forth on the face of the Note.

         "Production Payments" means, collectively, Dollar-Denominated Production Payments and Volumetric Production Payments.

         "Projected Consolidated Interest Expense" means, for the Parent Guarantor and the Restricted Subsidiaries, the amount, calculated on a consolidated basis as of the first Business Day of each month for the then current Hedge Period, equal to the pro forma Consolidated Interest Expense of the Parent Guarantor and the Restricted Subsidiaries for such Hedge Period, calculated based upon the following assumptions: (i) all obligations giving rise to any amount characterized as interest in the definition of Consolidated Interest Expense will be outstanding for the entire balance of such Hedge Period, except that all scheduled amortization of such obligations will be paid when due; (ii) if any such obligation bears interest at a floating rate, interest expense shall be calculated as if the rate in effect on the date of determination will be in effect for the entire Hedge Period

(taking into account any Interest Rate Agreements in respect of such obligations); and (iii) balances of Indebtedness used to calculate interest expense shall be increased or decreased, as the case may be, to the extent that asset acquisitions or dispositions result in additions to or reductions in interest expense of the Parent Guarantor and the Restricted Subsidiaries.

         "Projected Proved Developed Producing Production" means, as of any date of determination, for the Parent Guarantor and the Restricted Subsidiaries, the volumes of hydrocarbons (either crude oil or natural gas or crude oil and natural gas, on an Mcfe basis, as applicable) that are projected to be produced from such Persons' proved developed producing oil and natural gas properties during the then current Hedge Period, in each case as reflected as of the most recently delivered Reserve Report and after giving effect to any acquisition, sale, exchange or other disposition of any such Person's Oil and Gas Assets.

         "PV-10 Value" means with respect to any Oil and Gas Assets of the Parent Guarantor and the Restricted Subsidiaries the aggregate net present value of such Oil and Gas Assets calculated before income taxes and discounted at 10 percent in accordance with SEC guidelines (including using pricing provisions based on the most recent year-end prices), as reported in the most recently prepared or audited report of the Parent Guarantor's independent petroleum engineers.

         "QIB" means a "qualified institutional buyer" as defined in Rule 144A under the Securities Act.

         "Refinance" means, in respect of any Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue other Indebtedness in exchange or replacement for, such Indebtedness (including an Incurrence pursuant to clause (iii) of Section 5.01(a), clause (ii) of
Section 5.01(b) or clause (ii) of Section 5.01(c) hereof. "Refinanced" and "Refinancing" shall have correlative meanings.

         "Refinancing Indebtedness" means Indebtedness that Refinances any Indebtedness of the Parent Guarantor or any Restricted Subsidiary existing on the Closing Date or Incurred in compliance with this Indenture, including Indebtedness that Refinances Refinancing Indebtedness and Indebtedness that is deemed to be Incurred at the time of a merger or consolidation pursuant to clause (iii) of Section 5.01(a), clause (ii) of Section 5.01(b) or clause (ii) of Section 5.01(c) hereof; provided, however, that (i) such Refinancing Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the Indebtedness being Refinanced, (ii) such Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Average Life of the Indebtedness being Refinanced and (iii) such Refinancing Indebtedness has an aggregate principal amount (or if Incurred with original issue discount, an aggregate issue price) that is equal to or less than the aggregate principal amount (or if Incurred with original issue discount, the aggregate accreted value) then outstanding or committed (plus fees and expenses, including any premium and defeasance costs) under the Indebtedness being Refinanced; provided further, however, that Refinancing Indebtedness shall not include (x) Indebtedness of a Subsidiary (other than a Subsidiary Guarantor) that Refinances Indebtedness of the Parent Guarantor or another Subsidiary or
(y) Indebtedness of the Parent Guarantor or a Restricted Subsidiary that Refinances Indebtedness of an Unrestricted Subsidiary.

         "Registration Rights Agreement" means (a) the Registration Rights Agreement, dated as of the Issue Date, by and among the Company, the Guarantors and the Initial Purchaser relating to the Original Notes, a copy of which is attached hereto as Annex A, and (b) any similar agreement that the Company may enter into in relation to any other Series A Notes, in each case as such agreement may be amended, modified or supplemented from time to time.

         "Regulation S" means Regulation S under the Securities Act.

         "Regulation S Global Note" means a Regulation S Permanent Global Note or a Regulation S Temporary Global Note, as appropriate.

         "Regulation S Permanent Global Note" means a permanent global senior secured note that contains the paragraph referred to in footnote 1 and the additional schedule referred to in footnote 3 to the form of the Note attached hereto as Exhibit A-1, and that is deposited with the Note Custodian and registered in the name of the Depository or its nominee, representing Notes transferred in reliance on Regulation S.

         "Regulation S Temporary Global Note" means a single temporary global senior secured note in the form of the Note attached hereto as Exhibit A-2 that is deposited with the Note Custodian and registered in the name of the Depository or its nominee, representing Notes transferred in reliance on Regulation S.

         "Replacement Assets" has the meaning given such term in Section 4.10 hereof.

         "Reserve Report" means the most recently delivered annual report of one or more independent petroleum engineers of recognized national standing delivered by the Parent Guarantor pursuant to Section 4.24 hereof.

         "Responsible Officer," when used with respect to the Trustee, means any officer within the Corporate Trust Department of the Trustee (or any successor department of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

         "Restricted Beneficial Interest" means any beneficial interest of a Participant or Indirect Participant in a Restricted Global Note.

         "Restricted Definitive Notes" means the Definitive Notes that are required to bear the legend set forth in Section 2.06(f) hereof.

         "Restricted Global Notes" means the 144A Global Note, the IAI Global Note and the Regulation S Global Note, each of which is required to bear the legend set forth in Section 2.06(f) hereof.

         "Restricted Payment" with respect to any Person means (i) the declaration or payment of any dividends or any other distributions of any sort in respect of its Capital Stock (including any payment in connection with any merger or consolidation involving such Person) or similar payment to the direct or indirect holders of its Capital Stock (other than (x) dividends or distributions payable solely in its Capital Stock (other than Disqualified Stock), (y) dividends or distributions payable solely to the Parent Guarantor or a Restricted Subsidiary, and (z) pro rata dividends or other distributions made by a Subsidiary that is not a Wholly Owned Subsidiary to minority stockholders (or owners of an equivalent interest in the case of a Subsidiary that is an entity other than a corporation)), (ii) the purchase, redemption or other acquisition or retirement for value of any Capital Stock of the Parent Guarantor held by any Person or of any Capital Stock of a Restricted Subsidiary held by any Affiliate of the Parent Guarantor (other than a Restricted Subsidiary), including the exercise of any option to exchange any Capital Stock (other than into Capital Stock of the Parent Guarantor that is not Disqualified Stock), (iii) the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment of any Subordinated Obligations, or (iv) the making of any Investment in any Person (other than a Permitted Investment).

         "Restricted Subsidiary" means any Subsidiary of the Parent Guarantor that is not an Unrestricted Subsidiary.

         "Rule 144A" means Rule 144A promulgated under the Securities Act.

         "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., or any successor to the rating agency business thereof.

         "SEC" means the Securities and Exchange Commission.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Security Documents" means, collectively, the Intercreditor Agreement, the Mortgages, and all security agreements, mortgages, deeds of trust, collateral assignments or other instruments evidencing or creating any Lien in favor of the Collateral Agent in all or any portion of the Collateral, in each case as amended, supplemented or modified from time to time in accordance with their terms and the terms of this Indenture.

         "Series A Notes" has the meaning attributed thereto in the Recital of this Indenture.

         "Series B Notes" has the meaning attributed thereto in the Recital of this Indenture.

         "Stated Maturity" means, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency unless such contingency has occurred).

         "Subordinated Obligations" means any Indebtedness or Preferred Stock of the Company, the Parent Guarantor or any Subsidiary Guarantor (whether outstanding on the Closing Date or thereafter Incurred) which is subordinate or junior in right of payment to the Notes, the Parent Guarantee or any Subsidiary Guarantee pursuant to a written agreement to that effect.

         "Subsidiary" means, with respect to any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person,
(ii) such Person and one or more Subsidiaries of such Person or (iii) one or more Subsidiaries of such Person. Unless otherwise indicated, references to Subsidiaries in this Indenture refer to Subsidiaries of the Parent Guarantor.

         "Subsidiary Guarantees" means the joint and several guarantees issued by all of the Subsidiary Guarantors pursuant to the Guaranty Agreement.

         "Subsidiary Guarantor" means (a) Tri-Union Operating Company, a Delaware corporation, (b) any other Restricted Subsidiary of the Parent Guarantor (other than the Company) that executes an Assumption Agreement in the form of Annex 1 to the Guaranty Agreement and (c) the respective successors and assigns of such Restricted Subsidiaries, in each case until such time as any such Restricted Subsidiary shall be released and relieved of its obligations pursuant to the Guaranty Agreement.

         "Successor Company" has the meaning given such term in Section 5.01 hereof.

         "Synthetic Leases" means in respect of any Person, all leases which shall have been, or should have been, in accordance with GAAP, treated as operating leases on the financial statements of the Person liable (whether contingently or otherwise) for the payment of rent thereunder and which were properly treated as indebtedness for borrowed money for purposes of United States federal income taxes, if the lessee in respect thereof is obligated to either purchase for an amount in excess of, or pay upon early termination an amount in excess of, 80% of the residual value of the property subject to such operating lease upon expiration or early termination of such lease.

         "Tack-On Senior Secured Notes" means additional Notes not to exceed $20,000,000 in aggregate principal amount issued by the Company after the Closing Date in accordance with clause (a) of Section 4.09 hereof.

         "Temporary Cash Investments" means any of the following: (i) any investment in direct obligations of the United States or any agency thereof or obligations guaranteed by the United States or any agency thereof having maturities not more than 180 days from the date of acquisition, (ii) investments in time deposit accounts, certificates of deposit and money market deposits maturing within 180 days of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States, any state thereof or any foreign country recognized by the United States, and which bank or trust company has capital, surplus and undivided profits aggregating in excess of $50,000,000 (or the foreign currency equivalent thereof) and has outstanding debt which is rated "A" (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as used in the Securities Act and the Exchange Act and the rules promulgated thereunder) or any money-market fund sponsored by a registered broker dealer or mutual fund distributor, (iii) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (i) above entered into with a bank meeting the qualifications described in clause
(ii) above, (iv) investments in commercial paper, maturing not more than 180 days after the date of acquisition, issued by a Person (other than an Affiliate of the Company) organized and in existence under the laws of the United States or any foreign country recognized by the United States with a rating at the time as of which any investment therein is made of "P-2" (or higher) according to Moody's Investors Service, Inc. or "A-2" (or higher) according to Standard & Poor's Ratings Services, and (v) investments in securities with maturities of six months or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, or by any political subdivision or taxing authority thereof, and rated at least "A" by Standard & Poor's Ratings Services or "A" by Moody's Investors Service, Inc.

         "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) as in effect on the date on which this Indenture is qualified under the TIA.

         "Transfer Restricted Securities" means securities that bear or are required to bear the legend set forth in Section 2.06(f) hereof.

         "Trust Moneys" means all cash or Temporary Cash Investments received by the Trustee:

                  (1) upon the release of Collateral from the Lien of this Indenture and the Security Documents, including investment earnings thereon;

                  (2) pursuant to the provisions of any Mortgage;

                  (3) as proceeds of any Asset Disposition or other sale or other disposition of all or any part of the Collateral by or on behalf of the Trustee or any collection, recovery, receipt, appropriation or other realization of or from all or any part of the Collateral pursuant to this Indenture or any of the Security Documents or otherwise; or

                  (4) for application under this Indenture as provided for in this Indenture or the Security Documents, or whose disposition is not elsewhere specifically provided for in this Indenture or in the Security Documents; provided, however, that Trust Moneys shall not include any property deposited with the Trustee pursuant to any Change of Control offer, Excess Proceeds Offer or redemption or defeasance of any Notes.

         "Trustee" means the party named as such in the first paragraph of this Indenture until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

         "United States Government Obligations" means direct obligations (or certificates representing an ownership interest in such obligations) of the United States (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States is pledged and which are not callable at the issuer's option.

         "Unrestricted Global Notes" means one or more Global Notes that do not and are not required to bear the legend set forth in Section 2.06(f) hereof.

         "Unrestricted Subsidiary" means (i) any Subsidiary of the Parent Guarantor (other than the Company) that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors of the Parent Guarantor in the manner provided below and (ii) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors of the Parent Guarantor may designate any Subsidiary of the Parent Guarantor (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Capital Stock or Indebtedness of, or holds any Lien on any property of, the Parent Guarantor or any other Subsidiary of the Parent Guarantor that is not a Subsidiary of the Subsidiary to be so designated; provided, however, that the Company may not be designated as an Unrestricted Subsidiary. The Board of Directors of the Parent Guarantor may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that immediately after giving effect to such designation (x) the Parent Guarantor could Incur $1.00 of additional Indebtedness under paragraph (a) of
Section 4.09 hereof and (y) no Default (including no Default under Section 4.07 hereof) shall have occurred and be continuing or would result from such action. For the avoidance of doubt, on the date any Restricted Subsidiary is redesignated to be an Unrestricted Subsidiary, such redesignation shall be deemed to be an Investment in an Unrestricted Subsidiary in an amount equal to the fair market value of the assets of that Unrestricted Subsidiary. Any such designation by the Board of Directors of the Parent Guarantor shall be evidenced by the Company to the Trustee by promptly filing with the Trustee a copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the preceding provisions.

         "Volumetric Production Payments" means production payment obligations recorded as deferred revenue in accordance with GAAP, together with all undertakings and obligations in connection therewith.

         "Voting Stock" of a Person means all classes of Capital Stock of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

         "Wholly Owned Subsidiary" means a Restricted Subsidiary all the Capital Stock of which (other than directors' qualifying shares and shares held by other Persons to the extent such shares are required by applicable law to be held by a Person other than the Parent Guarantor or a Restricted Subsidiary) is owned by the Parent Guarantor or one or more Wholly Owned Subsidiaries.

         "Working Capital Revolver" means with respect to the Parent Guarantor or any Restricted Subsidiary, one or more debt facilities or commercial paper facilities with banks or other institutional lenders providing for revolving working capital loans.

SECTION 1.02.     OTHER DEFINITIONS.


                                                                    Defined in
         Term                                                          Section
         ----                                                       ------------
         "Affiliate Transaction"....................................    4.11
         "Change of Control Offer"..................................    4.15
         "Change of Control Payment"................................    4.15
         "Change of Control Payment Date"...........................    4.15
         "Covenant Defeasance"......................................    8.01
         "DTC"......................................................    2.03
         "Event of Default".........................................    6.01
         "Excess Cash Flow Offer"...................................    4.19
         "Excess Cash Flow Offer Period"............................    4.19
         "Excess Cash Flow Payment Date"............................    4.19
         "Excess Proceeds"..........................................    4.10
         "Excess Proceeds Offer"....................................    4.10
         "Excess Proceeds Payment"..................................    4.10
         "Hedge Liquidity Agreements"...............................    4.09
         "Legal Defeasance".........................................    8.01
         "Major Asset Sale".........................................    4.10
         "Major Asset Sale Offer"...................................    4.10
         "Make-Up Period"...........................................    4.25
         "Offer Amount".............................................    3.09
         "Offer Period".............................................    3.09
         "Original Notes"...........................................    2.02
         "Paying Agent".............................................    2.03
         "Payment Default"..........................................    6.01
         "Payment Restrictions".....................................    4.08
         "Purchase Date"............................................    3.09
         "Registrar"................................................    2.03
         "Replacement Assets".......................................    4.10
         "Successor Company"........................................    5.01

SECTION 1.03.     INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT.

         Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. Any terms incorporated in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

SECTION 1.04.     RULES OF CONSTRUCTION.

         Unless the context otherwise requires:

                  (1) a term has the meaning assigned to it;

                  (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

                  (3) "or" is not exclusive;

                  (4) words in the singular include the plural, and in the plural include the singular;

                  (5) provisions apply to successive events and transactions;

                  (6) the term "merger" includes a compulsory share exchange, a conversion of a corporation into another business entity and any other transaction having effects substantially similar to a merger under the Business Corporation Act of the State of Texas; and

                  (7) references to sections of or rules under the Securities Act or the Exchange Act shall be deemed to include substitute, replacement or successor sections or rules adopted by the SEC from time to time.

                                    ARTICLE 2

                                    THE NOTES

SECTION 2.01.     FORM AND DATING.

         The Notes shall be issued only in registered form. The Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A-1 or A-2 hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note shall be dated the date of its authentication. The Notes shall be issued in denominations of $1,000 and integral multiples thereof.

         The Series A Notes and the Series B Notes shall be considered collectively to be a single class for all purposes of this Indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase.

         The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and the Company, the Parent Guarantor and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. Notwithstanding the foregoing, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

         (a) Global Notes. Series A Notes offered and sold to QIBs in reliance on Rule 144A shall be issued initially in the form of one or more 144A Global Notes, which shall be deposited on behalf of the purchasers of the Series A Notes represented thereby with the Note Custodian and registered in the name of the Depository or a nominee of the Depository, duly executed by the Company and authenticated by the Trustee as hereinafter provided.

         Series A Notes offered and sold to Institutional Accredited Investors shall be issued initially in the form of one or more IAI Global Notes, which shall be deposited on behalf of the purchasers of the Series A Notes represented thereby with the Note Custodian and registered in the name of the Depository or a nominee of the Depository, duly executed by the Company and authenticated by the Trustee as hereinafter provided.

         Any Series A Notes transferred during the 40-day restricted period (as defined in Regulation S) offered and sold in reliance on Regulation S shall be issued initially in the form of the Regulation S Temporary Global Note, which shall be deposited on behalf of the purchasers of the

Series A Notes represented thereby with the Note Custodian and registered in the name of the Depository or the nominee of the Depository for the accounts of designated agents holding on behalf of Euroclear or Clearstream, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The "40-day restricted period" shall be terminated upon the receipt by the Trustee of (i) a written certificate from the Depository, together with copies of certificates from Euroclear and Clearstream certifying that they have received certification of non-United States beneficial ownership of 100% of the aggregate principal amount of the Regulation S Temporary Global Note (except to the extent of any beneficial owners thereof who acquired an interest therein pursuant to another exemption from registration under the Securities Act and who will take delivery of a beneficial ownership interest in a 144A Global Note or an IAI Global Note, all as contemplated by Section 2.06(a)(ii) or (iii) hereof), and
(ii) an Officers' Certificate from the Company. Following the termination of the 40-day restricted period, beneficial interests in the Regulation S Temporary Global Note shall be exchanged for beneficial interests in one or more Regulation S Permanent Global Notes pursuant to the Applicable Procedures. Simultaneously with the authentication of Regulation S Permanent Global Notes, the Trustee shall cancel the Regulation S Temporary Global Note.

         Each Global Note shall represent such of the outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate amount of outstanding Notes from time to time endorsed thereon and that the aggregate amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges, installment payments, redemptions, repurchases and transfers of interests. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the amount of outstanding Notes represented thereby shall be made by the Trustee or the Note Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof.

         (b) Book-Entry Provisions. Participants shall have no rights either under this Indenture with respect to any Global Note held on their behalf by the Depository or by the Note Custodian as custodian for the Depository or under such Global Note, and the Depository (or its nominee, if the Depository is not the Holder) may be treated by the Company, the Trustee and any Agent of the Company or the Trustee as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any Agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Participants, the operation of customary practices of such Depository governing the exercise of the rights of an owner of a beneficial interest in any Global Note.

SECTION 2.02.     EXECUTION AND AUTHENTICATION.

         One Officer shall sign the Notes for the Company by manual or facsimile signature. If the Company has a corporate seal, it may be reproduced on the Notes and, if so, it may be in facsimile form.

         If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid.

         A Note shall not be valid until authenticated by the manual signature of an authorized signatory of the Trustee. Such signature shall be conclusive evidence that the Note has been authenticated under this Indenture. The form of Trustee's certificate of authentication to be borne by the Notes shall be substantially as set forth in Exhibit A-1 or A-2 hereto.

         Each Note shall be dated the date of its authentication.

         The Trustee shall authenticate (i) the Series A Notes for original issue on the Issue Date in the aggregate principal amount of $130,000,000 (the "Original Notes"), (ii) additional Series A Notes for original issue from time to time after the Issue Date in such principal amounts not to exceed $20,000,000 in the aggregate as may be set forth in a written order of the Company described in this sentence and (iii) the Series B Notes for original issue from time to time for issue only in exchange for a like principal amount of Series A Notes, in each case upon a written order of the Company signed by one Officer, which written order shall specify (a) the amount of Notes to be authenticated and the date of original issue thereof, (b) whether the Notes are Series A Notes or Series B Notes, and (c) the amount of Notes to be issued in global form or definitive form. The aggregate principal amount of Notes outstanding at any time may not exceed $130,000,000 plus such additional principal amounts as may be issued and authenticated pursuant to clause (ii) of this paragraph, except as provided in Section 2.07 hereof.

         The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company, any Guarantor or an Affiliate of the Company.

SECTION 2.03.     REGISTRAR AND PAYING AGENT.

         The Company shall maintain an office or agency in the continental United States where Notes may be presented for registration of transfer or for exchange ("Registrar"). The Company shall also maintain an office or agency in the continental United States where Notes may be presented for payment ("Paying Agent"), which shall initially be the agency of the Trustee located in the Borough of Manhattan, New York, New York. The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term "Registrar" includes any co-registrar and the term "Paying Agent" includes any additional paying agent. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company shall notify the Trustee in writing of the name and address of any Agent not named in this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, and such agreement shall incorporate the TIA's provisions of this Indenture that relate to such Agent. The Company or any of its Subsidiaries may act as Paying Agent or Registrar.

         The Company initially appoints The Depository Trust Company ("DTC") to act as Depository with respect to the Global Notes.

         The Company initially appoints the Trustee to act as Registrar at its Corporate Trust Office, to act as Paying Agent at its agency in the Borough of Manhattan in New York, New York, and to act as Note Custodian with respect to the Global Notes.

SECTION 2.04.     PAYING AGENT TO HOLD MONEY IN TRUST.

         The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal of or premium, interest or Liquidated Damages, if any, on the Notes, and will notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary) shall have no further liability for the money. If the Company or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon the occurrence and during the continuance of any Event of Default described in clause (h) or (i) of Section 6.01 hereof, the Trustee shall serve as Paying Agent for the Notes.

SECTION 2.05.     HOLDER LISTS.

         The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA Section 312(a). If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes and the Company shall otherwise comply with TIA Section 312(a).

SECTION 2.06.     TRANSFER AND EXCHANGE.

         (a) Transfer and Exchange of Global Notes. The transfer and exchange of Global Notes or beneficial interests therein shall be effected through the Depository, in accordance with this Indenture and the Applicable Procedures. Transfers of beneficial interests in the Restricted Global Notes shall be permitted as follows:

                  (i) Restricted Global Note to Regulation S Global Note. If an owner of a beneficial interest in a Restricted Global Note wishes to transfer its beneficial interest in such Global Note to a Person who is required or permitted to take delivery thereof in the form of an interest in a Regulation S Global Note, such owner shall, subject to the Applicable Procedures, exchange or cause the exchange of such interest for an equivalent beneficial interest in a Regulation S Global Note as provided in this Section 2.06(a)(i). Upon receipt by the Trustee of (A) instructions given in accordance with the Applicable Procedures directing the Trustee, as Registrar and Note Custodian, to credit a beneficial interest in the Regulation S Global Note in an amount equal to the beneficial interest in the Restricted Global Note to be transferred and (B) a certificate substantially in the form of Exhibit B-1 hereto given by the owner of such beneficial interest stating that the transfer of such interest has been made in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with Rule 903 or Rule 904 of Regulation S, then the Trustee, as Registrar and Note Custodian, shall reduce the aggregate principal amount of such Restricted Global Note and increase the aggregate principal amount of the applicable Regulation S Global Note by the principal amount of the beneficial interest in the Restricted Global Note to be transferred.

                  (ii) Restricted Global Note to 144A Global Note. If an owner of a beneficial interest in a Restricted Global Note wishes to transfer its beneficial interest in such Restricted Global Note to a Person who is required or permitted to take delivery thereof in the form of an interest in a 144A Global Note, such owner shall, subject to the Applicable Procedures, exchange or cause the exchange of such interest for an equivalent beneficial interest in a 144A Global Note as provided in this Section 2.06(a)(ii). Upon receipt by the Trustee of (A) instructions given in accordance with the Applicable Procedures directing the Trustee, as Registrar and Note Custodian, to credit a beneficial interest in the 144A Global Note equal to the beneficial interest in the Restricted Global Note to be transferred and (B) a certificate substantially in the form of Exhibit B-2 attached hereto given by the owner of such beneficial interest stating that the Person transferring such interest in a Restricted Global Note reasonably believes that the Person acquiring such interest in a 144A Global Note is a QIB and is obtaining such beneficial interest in a transaction meeting the requirements of Rule 144A, then the Trustee, as Registrar and Note Custodian, shall reduce the aggregate principal amount of such Restricted Global Note and increase the aggregate principal amount of the applicable 144A Global Note by the principal amount of the beneficial interest in the Restricted Global Note to be transferred.

                  (iii) Restricted Global Note to IAI Global Note. If an owner of a beneficial interest in a Restricted Global Note wishes to transfer its beneficial interest in such Restricted Global Note to a Person who is required to take delivery thereof in the form of an interest in an IAI Global Note, such owner shall, subject to the Applicable Procedures, exchange or cause the exchange of such interest for an equivalent beneficial interest in an IAI Global Note as provided in this Section 2.06(a)(iii). Upon receipt by the Trustee of (A) instructions given in accordance with the Applicable Procedures directing the Trustee, as Registrar and Note Custodian, to credit a beneficial interest in the IAI Global Note equal to the beneficial interest in the Restricted Global Note to be transferred and (B) a certificate substantially in the form of Exhibit B-2 hereto from the transferor and a certificate substantially in the form of Exhibit C hereto from the transferee, then the Trustee, as Registrar and Note Custodian, shall reduce the aggregate principal amount of such Restricted Global Note and increase the aggregate principal amount of the applicable IAI Global Note by the principal amount of the beneficial interest in the Restricted Global Note to be transferred.

                  (iv) Restricted Global Note to Unrestricted Global Note. If an owner of a beneficial interest in a Restricted Global Note wishes to transfer its beneficial interest in such Restricted Global Note to a Person who is required or permitted to take delivery thereof in the form of an interest in an Unrestricted Global Note, such owner shall, subject to the Applicable Procedures, exchange or cause the exchange of such interest for an equivalent beneficial interest in an Unrestricted Global Note as provided in this Section 2.06(a)(iv).

         Upon receipt by the Trustee of (A) instructions given in accordance with the Applicable Procedures directing the Trustee, as Registrar and Note Custodian, to credit a beneficial interest in an Unrestricted Global Note equal to the beneficial interest in the Restricted Global Note to be transferred and (B) a certificate substantially in the form of Exhibit B-3 attached hereto given by the owner of such beneficial interest stating (1) if the transfer is pursuant to Rule 144, that the transfer complies with the requirements of Rule 144, (2) the transfer is pursuant to an effective registration statement under the Securities Act, or (3) the transfer is to the Company or any of its Subsidiaries, then the Trustee, as Registrar and Note Custodian, shall reduce the aggregate principal amount of such Restricted Global Note and increase the aggregate principal amount of the applicable Unrestricted Global Note by the principal amount of the beneficial interest in the Restricted Global Note to be transferred.

         (b) Transfer and Exchange of Definitive Notes. If issued, Definitive Notes may not be exchanged or transferred for beneficial interests in a Global Note, except upon consummation of an Exchange Offer as contemplated by Section 2.06(f)(iv) hereof. When Definitive Notes are presented by a Holder to the Registrar with a request to register the transfer of the Definitive Notes or to exchange such Definitive Notes for an equal principal amount of Definitive Notes of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested only if the Definitive Notes are presented or surrendered for registration of transfer or exchange, are endorsed or accompanied by a written instrument of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing, and the Registrar receives the following (all of which may be submitted by facsimile):

                  (i) in the case of Definitive Notes that are Transfer Restricted Securities, such request shall be accompanied by the following additional information and documents, as applicable:

                           (A) if such Transfer Restricted Security is being
                  delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, or such Transfer Restricted Security is being transferred (1) to the Company or any of its Subsidiaries, (2) in a transaction permitted by Rule 144 under the Securities Act or (3) pursuant to an effective registration statement under the Securities Act, a certification to that effect from such Holder (substantially in the form of Exhibit B-3 hereto);

                           (B) if such Transfer Restricted Security is being
                  transferred to a Person the transferor reasonably believes is a QIB in accordance with Rule 144A under the Securities Act or pursuant to an exemption from registration in accordance with Rule 144 under the Securities Act, a certification to that effect from such Holder (in substantially the form of Exhibit B-3 hereto);

                           (C) if such Transfer Restricted Security is being
                  transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or 904 under Regulation S of the Securities Act, a certification to that effect from such Holder (substantially in the form of Exhibit B-3 hereto but containing the certification called for by clauses (1) through
                  (4) of Exhibit B-1 hereto); or

                           (D) if such Transfer Restricted Security is being
                  transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraph (B) or (C) above, a certification to that effect from such Holder (substantially in the form of Exhibit B-3 hereto), and a certification substantially in the form of Exhibit C hereto from the transferee.

         (c) [Intentionally omitted.]

         (d) Restrictions on Transfer and Exchange of Global Notes. Notwithstanding any other provision of this Indenture, a Global Note may not be transferred as a whole except by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository.

         (e) Authentication of Definitive Notes in Absence of Depository or at Company's Election. If at any time (i) the Depository for the Notes notifies the Company that the Depository is unwilling or unable to continue as Depository for the Global Notes or has ceased to be a clearing agency registered under the Exchange Act and in either case a successor Depository for the Global Notes is not appointed by the Company within 90 days after delivery of such notice or
(ii) the Company, at its option, notifies the Trustee in writing that it elects to cause the issuance of Definitive Notes, then the Company shall execute, and the Trustee shall, upon receipt of an authentication order in accordance with
Section 2.02 hereof, authenticate and deliver Definitive Notes in an aggregate principal amount equal to the principal amount of the Global Notes in exchange for such Global Notes. Definitive Notes issued in exchange for beneficial interests in the Global Notes pursuant to this Section 2.06(e) shall be registered in such names and in such authorized denominations as the Depository, pursuant to instructions from its direct or Indirect Participants or otherwise, shall instruct the Trustee. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered.

         (f) Legends.

                  (i) Except as permitted by the following paragraphs (ii) and
         (iv), each Note certificate evidencing a Global Note or a Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear a legend in substantially the following form, until the expiration of the applicable holding period with respect to the Notes set forth in Rule 144(k) promulgated under the Securities Act:

                  "THE SECURITY (OR ITS PREDECESSORS) EVIDENCED HEREBY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR ANY STATE SECURITIES LAWS AND WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE SECURITIES ACT. THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE

                  EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE COMPANY THAT PRIOR TO THE DATE WHICH IS TWO YEARS (OR SUCH SHORTER PERIOD THAT MAY HEREAFTER BE PROVIDED UNDER RULE 144(K) AS PERMITTING RESALES BY NON-AFFILIATES OF RESTRICTED SECURITIES WITHOUT REGISTRATION), AFTER THE LATER OF THE DATE OF ORIGINAL ISSUE AND THE LAST DATE ON WHICH THE COMPANY OR ANY OF ITS AFFILIATES WERE THE OWNER OF THE SECURITY EVIDENCED HEREBY (OR ANY PREDECESSOR THEREOF) (A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (1) TO THE COMPANY, (2) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS AN INSTITUTIONAL INVESTOR THAT IS A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (3) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR
                  (7) UNDER THE SECURITIES ACT THAT IS PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL "ACCREDITED INVESTOR" FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION VIOLATION OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE COMPANY SO REQUESTS), (4) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (5) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF REGULATION S UNDER THE SECURITIES ACT, (6) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE COMPANY SO REQUESTS), OR (7) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN (A) ABOVE."

                  (ii) Upon any sale or transfer of a Transfer Restricted Security (including any Transfer Restricted Security represented by a Global Note) pursuant to Rule 144 under the Securities Act or pursuant to an effective registration statement under the Securities Act:

                           (A) in the case of any Transfer Restricted Security
                  that is a Definitive Note, the Registrar shall permit the Holder thereof to exchange such Transfer Restricted Security for a Definitive Note that does not bear the legend set forth in (i) above and rescind any restriction on the transfer of such Transfer Restricted Security upon certification from the transferring holder substantially in the form of Exhibit B-3 hereto; and

                           (B) in the case of any beneficial interest in a
                  Restricted Global Note, such interest shall be sold or transferred in compliance with the provisions of Section 2.06(a)(iv) hereof and the Global Note thereafter representing such interest shall not be sold or transferred in compliance with the provisions of Section 2.06(a)(iv) hereof and the Global Note thereafter representing such interest shall not be required to bear the legend set forth in (i) above.

         (g) Cancellation or Adjustment of Global Notes. At such time as all beneficial interests in Global Notes have been exchanged for Definitive Notes, redeemed, repurchased or cancelled, all Global Notes shall be returned to or retained and cancelled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for Definitive Notes or a beneficial interest in another Global Note, repaid, redeemed, repurchased or cancelled, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee, as Registrar and Note Custodian, to reflect such reduction; and if the beneficial interest is being exchanged or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee, as Registrar and Note Custodian, to reflect such increase.

         (h) General Provisions Relating to Transfers and Exchanges.

                  (i) To permit registrations of transfers and exchanges, subject to this Section 2.06, the Company shall execute and, upon the written order of the Company signed by an Officer of the Company, the Trustee shall authenticate Definitive Notes and Global Notes at the Registrar's request.

                  (ii) No service charge shall be made to a Holder for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 3.07, 4.10, 4.15 and 9.05 hereof).

                  (iii) Notwithstanding any other provision of this Section 2.06, prior to 40 days after the later of the commencement of the offering of any Series A Notes and the date of original issuance of such Notes, beneficial interests in a Regulation S Global Note may be held only through Euroclear or Clearstream (as Indirect Participants in DTC), unless transferred to a Person that takes delivery through a 144A Global Note or an IAI Global Note in accordance with Section 2.06(a)(ii) or (iii) hereof.

                  (iv) All Definitive Notes and Global Notes issued upon any registration of transfer or exchange of Definitive Notes or Global Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Definitive Notes or Global Notes surrendered upon such registration of transfer or exchange.

                  (v) The Company and the Registrar shall not be required:

                           (A) to issue, to register the transfer of or to
                  exchange Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.02 hereof and ending at the close of business on the day of selection;

                           (B) to register the transfer of or to exchange any
                  Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part; or

                           (C) to register the transfer of a Note other than in
                  amounts of $1,000 or multiple integrals thereof.

                  (vi) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of, premium, if any, interest and Liquidated Damages, if any, on such Notes, and neither the Trustee, any Agent nor the Company shall be affected by notice to the contrary.

                  (vii) The Trustee shall authenticate Definitive Notes and Global Notes in accordance with the provisions of Sections 2.02 and 2.06(h)(i) hereof.

SECTION 2.07.     REPLACEMENT NOTES.

         If any mutilated Note is surrendered to the Trustee or the Company, or the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Company shall issue and the Trustee, upon the written order of the Company signed by one Officer of the Company, shall authenticate a replacement Note if the Trustee's requirements are met. If required by the Trustee and the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Company may charge for its expenses in replacing a Note. If, after the delivery of such replacement Note, a bona fide purchaser of the original Note in lieu of which such replacement Note was issued presents for payment or registration such original Note, the Trustee shall be entitled to recover such replacement Note from the Person to whom it was delivered or any Person taking therefrom, except a bona fide purchaser, and shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expense incurred by the Company, the Trustee, any Agent and any authenticating agent in connection therewith.

         Subject to the provisions of the final sentence of the preceding paragraph of this Section 2.07, every replacement Note is an additional obligation of the Company and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

SECTION 2.08.     OUTSTANDING NOTES.

         The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation, those reductions in the interests in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section as not outstanding. Except as set forth in Section 2.09 hereof, a Note does not cease to be outstanding because the Company, the Parent Guarantor, any Subsidiary of the Parent Guarantor or an Affiliate of the Parent Guarantor holds the Note.

         If a Note is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser.

         If the entire principal of and premium, interest and Liquidated Damages, if any, on any Note are considered paid under Section 4.01 hereof, it ceases to be outstanding and interest and Liquidated Damages, if any, on it cease to accrue as of the date of such payment.

SECTION 2.09.     TREASURY NOTES.

         In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company, the Parent Guarantor, a Subsidiary of the Parent Guarantor or an Affiliate of the Parent Guarantor , shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that a Trustee knows are so owned shall be so disregarded. Notwithstanding the foregoing, Notes that the Company, the Parent Guarantor, a Subsidiary of the Parent Guarantor or an Affiliate of the Parent Guarantor offers to purchase or acquires pursuant to an offer, exchange offer, tender offer or otherwise shall not be deemed to be owned by the Company, the Parent Guarantor, a Subsidiary of the Parent Guarantor or an Affiliate of the Parent Guarantor until legal title to such Notes passes to the Company, such Subsidiary or such Affiliate as the case may be.

SECTION 2.10.     TEMPORARY NOTES.

         Until definitive Notes are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Notes upon a written order of the Company signed by one Officer of the Company. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Company considers appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Notes in exchange for temporary Notes. Until such exchange, Holders of temporary Notes shall be entitled to all of the benefits of this Indenture.

SECTION 2.11.     CANCELLATION.

         The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and, at the request of the Company, shall destroy cancelled Notes (subject to the record retention requirement of the Exchange Act). Certification of the destruction of all cancelled Notes shall be delivered to the Company upon its written request. The Company may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation, other than as contemplated by the Exchange Offer.

SECTION 2.12.     DEFAULT INTEREST.

         If the Company defaults in a payment of interest on the Notes, it shall pay the default interest in any lawful manner plus, to the extent lawful, interest payable on the default interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01 hereof. The Company shall notify the Trustee in writing of the amount of default interest proposed to be paid on each Note and the date of the proposed payment. The Company shall fix or cause to be fixed each such special record date and payment date, provided, however, that no such special record date shall be less than 10 days prior to the related payment date for such default interest. At least 15 days before the special record date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) shall mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

                                    ARTICLE 3

                            REDEMPTION AND REPURCHASE

SECTION 3.01.     NOTICES TO TRUSTEE.

         If the Company elects to redeem Notes pursuant to the optional redemption provisions of Section 3.07 hereof, it shall furnish to the Trustee, at least 30 days but not more than 60 days before a redemption date, an Officers' Certificate setting forth (i) the clause of this Indenture pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the principal amount of Notes to be redeemed and (iv) the redemption price.

SECTION 3.02.     SELECTION OF NOTES TO BE REDEEMED

         If less than all of the Notes are to be redeemed at any time, the Trustee shall select the Notes to be redeemed among the Holders of the Notes on a pro rata basis, by lot or in accordance with any other method the Trustee in its sole discretion considers fair and appropriate. In the event of partial redemption by lot, the particular Notes to be redeemed shall be selected, unless otherwise provided herein, not less than 30 days nor more than 60 days prior to the redemption date by the Trustee from the outstanding Notes not previously called for redemption.

         The Trustee shall promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed. Notes and portions of Notes selected shall be in amounts of $1,000 or whole multiples of $1,000. Provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

         The provisions of the two preceding paragraphs of this Section 3.02 shall not apply with respect to any redemption affecting only a Global Note, whether such Global Note is to be redeemed in whole or in part. In case of any such redemption in part, the unredeemed portion of the principal amount of the Global Note shall be in an authorized denomination.

SECTION 3.03.     NOTICE OF REDEMPTION.

         At least 30 days but not more than 60 days before a redemption date, the Company shall mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address.

         The notice shall identify the Notes to be redeemed and shall state:

                  (a) the redemption date;

                  (b) the redemption price;

                  (c) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in a principal amount equal to the unredeemed portion shall be issued upon cancellation of the original Note;

                  (d) the name and address of the Paying Agent;

                  (e) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

                  (f) that, unless the Company defaults in making such redemption payment, interest and Liquidated Damages, if any, on Notes called for redemption cease to accrue on and after the redemption date;

                  (g) the clause of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

                  (h) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

         If any of the Notes to be redeemed is in the form of a Global Note, then the Company shall modify such notice to the extent necessary to accord with the procedures of the Depository applicable to redemption.

         At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at its expense; provided, however, that the Company shall have delivered to the Trustee, at least 60 days (unless the Company and the Trustee agree to a shorter period) prior to the redemption date, an Officers' Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

SECTION 3.04.     EFFECT OF NOTICE OF REDEMPTION.

         Once notice of redemption is mailed in accordance with Section 3.03 hereof, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price. A notice of redemption may not be conditional.

SECTION 3.05.     DEPOSIT OF REDEMPTION PRICE.

         No later than 10:00 a.m., New York City time, on the redemption date, the Company shall deposit with the Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 2.04 hereof) money sufficient to pay the redemption price of and accrued interest and Liquidated Damages, if any, on all Notes to be redeemed on that date. The Paying Agent shall promptly return to the Company any money deposited with the Paying Agent by the Company in excess of the amounts necessary to pay the redemption price of and accrued interest and Liquidated Damages, if any, on all Notes to be redeemed.

         If the Company complies with the provisions of the preceding paragraph, on and after the redemption date, interest and Liquidated Damages, if any, shall cease to accrue on the Notes or the portions of Notes called for redemption. If a Note is redeemed on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest and Liquidated Damages, if any, shall be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption date until such principal is paid, and to the extent lawful on any interest and Liquidated Damages, if any, not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01 hereof.

SECTION 3.06.     NOTES REDEEMED IN PART.

         Upon surrender of a Note that is redeemed in part, the Company shall issue and the Trustee shall authenticate for the Holder at the expense of the Company a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

SECTION 3.07.     OPTIONAL REDEMPTION.

         (a) At any time on or after June 1, 2004, the Company shall have the option to redeem the Notes, in whole or in part, at (i) a redemption price of 104% (expressed as a percentage of principal amount) plus accrued and unpaid interest and Liquidated Damages, if any, thereon, to the applicable redemption date, if redeemed during the period beginning on June 1, 2004 and ending on May 31, 2005 and (ii) a redemption price of 100% (expressed as a percentage of principal amount) plus accrued and unpaid interest and Liquidated Damages, if any, thereon, to the applicable redemption date, if redeemed on or after June 1, 2005.

         (b) Further, at any time and from time to time prior to June 1, 2003, the Company may redeem in the aggregate up to 30% of the then outstanding aggregate principal amount of the Notes with the Net Cash Proceeds of one or more Equity Offerings at a redemption price of 112.5% (expressed as a percentage of principal amount) plus accrued and unpaid interest thereon and Liquidated Damages, if any, thereon, to the applicable redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided, however, that the redemption occurs within 60 days after the consummation of such Equity Offering and at least 70% of the then outstanding aggregate principal amount of the Notes must remain outstanding after each such redemption.

         (c) Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Section 3.01 through Section 3.06 hereof.

SECTION 3.08.     MANDATORY REDEMPTION.

         Except as set forth in Sections 4.10, 4.15 and 4.19 hereof, and except as set forth in the form of Note attached hereto as Exhibit A-1, the Company shall not be required to purchase or to make mandatory redemption or sinking fund payments with respect to the Notes.

SECTION 3.09.     OFFER TO PURCHASE BY APPLICATION OF EXCESS PROCEEDS.

         In the event that, pursuant to Section 4.10 hereof, the Company shall be required to commence an Excess Proceeds Offer or a Major Asset Sale Offer, the Company shall follow the procedures specified below.

         The Excess Proceeds Offer or the Major Asset Sale Offer, as the case may be, shall remain open for a period of 20 Business Days following its commencement and no longer, except to the extent that a longer period is required by applicable law (the "Offer Period"). No later than five Business Days after the termination of the Offer Period (the "Purchase Date"), the Company shall purchase the principal amount of Notes required to be purchased pursuant to Section 4.10 hereof (the "Offer Amount") or, if less than the Offer Amount has been tendered, all Notes validly tendered in response to the Excess Proceeds Offer. Payment for any Notes so purchased shall be made in the same manner as principal payments are made at Stated Maturity. The Parent Guarantor shall not and shall not permit any Restricted Subsidiary to enter into or suffer to exist any agreement that would place any restriction of any kind (other than pursuant to law or regulation) on the ability of the Company to make an Excess Proceeds Offer. Further, the Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the purchase of Notes as a result of an Excess Proceeds Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions relating to an Excess Proceeds Offer, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described above by virtue thereof.

         If the Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest and Liquidated Damages, if any, shall be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest or Liquidated Damages, if any, shall be payable to Holders who tender Notes pursuant to the Excess Proceeds Offer or the Major Asset Sale Offer, as the case may be.

         Upon the commencement of an Excess Proceeds Offer or the Major Asset Sale Offer, as the case may be, the Company shall send, not less than 30 days nor more than 60 days before the Purchase Date, by first class mail, a notice to each of the Holders, with a copy to the Trustee. The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Excess Proceeds Offer or the Major Asset Sale Offer, as the case may be. The Excess Proceeds Offer or the Major Asset Sale Offer, as the case may be shall be made to all Holders. The notice, which shall govern the terms of the Excess Proceeds Offer or the Major Asset Sale Offer, as the case may be, shall state:

                  (a) that the Excess Proceeds Offer or the Major Asset Sale Offer, as the case may be is being made pursuant to this Section 3.09 and Section 4.10 hereof and the length of time the Excess Proceeds Offer or the Major Asset Sale Offer, as the case may be, shall remain open;

                  (b) the Offer Amount, the purchase price and the Purchase
         Date;

                  (c) that Holders may elect to tender their Notes in whole or in integral multiples of $1,000 principal amount in exchange for cash and that any Note not tendered or accepted for payment shall continue to accrue interest and Liquidated Damages, if any;

                  (d) that, unless the Company defaults in making such payment, any Note accepted for payment pursuant to the Excess Proceeds Offer or the Major Asset Sale Offer, as the case may be, shall cease to accrue interest and Liquidated Damages, if any, after the Purchase Date;

                  (e) that Holders electing to have a Note purchased pursuant to an Excess Proceeds Offer or the Major Asset Sale Offer, as the case may be, may only elect to have all of such Note purchased and may not elect to have only a portion of such Note purchased;

                  (f) that Holders electing to have a Note purchased pursuant to any Excess Proceeds Offer or the Major Asset Sale Offer, as the case may be, shall be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, to the Company or a Paying Agent at the address specified in the notice at least three days before the Purchase Date;

                  (g) that Holders shall be entitled to withdraw their election if the Company or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a telegram, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;

                  (h) that, if the aggregate principal amount of Notes surrendered by Holders exceeds the Offer Amount, the Trustee shall select the Notes to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Trustee so that only Notes in denominations of $1,000, or integral multiples thereof, shall be purchased); and

                  (i) that Holders whose Notes were purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer).

         If any of the Notes subject to an Excess Proceeds Offer or the Major Asset Sale Offer, as the case may be, is in the form of a Global Note, then the Company shall modify such notice to the extent necessary to accord with the procedures of the Depository applicable to repurchases.

         On or before the Purchase Date, the Company shall, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Offer Amount of Notes or portions thereof tendered pursuant to the Excess Proceeds Offer or the Major Asset Sale Offer, as the case may be, or if less than the Offer Amount has been tendered, all Notes tendered, and shall deliver to the Trustee an Officers' Certificate stating that such Notes or portions thereof were accepted for payment by the Company in accordance with the terms of this Section 3.09. The Company or the Paying Agent, as the case may be, shall promptly (but in any case not later than five days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes tendered by such Holder and accepted by the Company for purchase, and the Company shall promptly issue a new Note, and the Trustee shall authenticate and mail or deliver such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Note surrendered. Any Note not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company shall publicly announce the results of the Excess Proceeds Offer or the Major Asset Sale Offer, as the case may be on the Purchase Date.

         Other than as specifically provided in this Section 3.09, any purchase pursuant to this Section 3.09 shall be made pursuant to the provisions of
Section 3.01 through Section 3.06 hereof.

                                    ARTICLE 4

                                    COVENANTS

SECTION 4.01.     PAYMENT OF NOTES.

         The Company shall pay or cause to be paid the principal of and premium, interest and Liquidated Damages, if any, on the Notes on the dates and in the manner provided in the Notes. Principal, premium, interest and Liquidated Damages, if any, shall be considered paid on the date due if a Paying Agent, if other than the Company or a Subsidiary thereof, holds as of 10:00 a.m., New York City time, on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, interest and Liquidated Damages, if any, then due.

         The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, at the rate equal to the interest rate on the Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Liquidated Damages, if any (without regard to any applicable grace period), at the same rate to the extent lawful.

SECTION 4.02.     MAINTENANCE OF OFFICE OR AGENCY.

         The Company shall maintain an office or agency in the continental United States as required under Section 2.03 where Notes may be presented or surrendered for payment, where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

         The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. Further, if at any time there shall be no such office or agency in the continental United States where the Notes may be presented or surrendered for payment, the Company shall forthwith designate and maintain such an office or agency in the continental United States, in order that the Notes shall at all times be payable in the continental United States. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

         The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with Section 2.03.

SECTION 4.03.     REPORTS.

         (a) Notwithstanding that neither the Parent Guarantor nor the Company may not at any time be subject to the reporting requirements of Section 13 or 15 of the Exchange Act, the Parent Guarantor shall provide the Trustee and the Holders (i) all quarterly and annual financial information that would be required to be contained in a filing by the Parent Guarantor with the SEC on Forms 10-Q and 10-K if the Parent Guarantor were required to file such form, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" that describes the financial condition and results of operations of the Parent Guarantor and its Subsidiaries, determined on a consolidated basis in accordance with GAAP, (showing in reasonable detail, either on the face of the financial statements or in the footnotes thereto and in "Management's Discussion and Analysis of Financial Condition and Results of Operations," the financial conditions and results of operations of the Parent Guarantor and the Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries) and, with respect to the annual information only, a report thereon by the Parent Guarantor's certified independent accountants, and (ii) all current reports that would be required to be filed with the SEC on Form 8-K if the Parent Guarantor were required to file such reports, in each case within 15 days after the time periods specified for such filings in the SEC's rules and regulations; provided, however, that after the date that the Exchange Offer Registration Statement or the Shelf Registration Statement, as the case may be, is due to be filed, and notwithstanding that the Parent Guarantor may not be subject to the reporting requirements of Section 13 or 15 of the Exchange Act, the Parent Guarantor will file with the SEC, to the extent permitted, and provide the Trustee and the Holders with such annual and quarterly reports and such information, documents and other reports specified in Sections 13 and 15(d) of the Exchange Act.

         (b) For so long as any Notes remain outstanding, the Company and the Guarantors shall furnish to the Holders of the Notes and prospective purchasers of the Notes, upon their request, the information, if any, required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

SECTION 4.04.     COMPLIANCE CERTIFICATE.

         (a) The Company and the Parent Guarantor shall deliver to the Trustee, within 120 days after the end of each fiscal year, an Officers' Certificate stating that a review of the activities of the Parent Guarantor and the Restricted Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Parent Guarantor and the Restricted Subsidiaries have kept, observed, performed and fulfilled their obligations under this Indenture and the Security Documents, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Parent Guarantor and the Restricted Subsidiaries have kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture or any Security Document (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Parent Guarantor or any Restricted Subsidiary, as applicable, is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action the Parent Guarantor or any Restricted Subsidiary, as applicable, is taking or proposes to take with respect thereto.

         (b) So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the year-end financial statements delivered pursuant to Section 4.03(a) above shall be accompanied by a written statement of the Company's independent public accountants (who shall be a firm of established national reputation) that in making the examination necessary for certification of such financial statements, nothing has come to their attention that would lead them to believe that the Company has violated any provisions of Article 4 or Article 5 hereof or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

         (c) The Company and the Parent Guarantor shall, so long as any of the Notes are outstanding, deliver to the Trustee, within 30 days after any Officer becoming aware of any Default or Event of Default, an Officers' Certificate specifying such Default or Event of Default, their status and what action the Company or the Parent Guarantor, as applicable, is taking or proposes to take with respect thereto.

SECTION 4.05.     TAXES.

         The Parent Guarantor shall pay, and shall cause each of the Restricted Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Notes.

SECTION 4.06.     STAY, EXTENSION AND USURY LAWS.

         The Parent Guarantor covenants (to the extent that it may lawfully do so) that it shall not, and shall not permit any of the Restricted Subsidiaries to, at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Parent Guarantor (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, and shall not permit any of the Restricted Subsidiaries to, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

SECTION 4.07.     RESTRICTED PAYMENTS.

         (a) The Parent Guarantor shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, make a Restricted Payment unless, at the time of such Restricted Payment:

                  (1) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof;

                  (2) immediately after giving effect thereto on a pro forma basis, the Parent Guarantor could incur at least $1.00 of additional Indebtedness under clause (a) of Section 4.09 hereof; and

                  (3) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Parent Guarantor and its Restricted Subsidiaries after the Closing Date is less than the sum of the following:

                           (A) 25% of the Consolidated Net Income of the Parent
                  Guarantor for the period (taken as one accounting period) from January 1, 2002 to the end of the Parent Guarantor's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus

                           (B) 100% of the aggregate net cash proceeds received
                  by the Parent Guarantor since the Closing Date from the issue or sale of Capital Stock of the Parent Guarantor (other than Disqualified Stock) or of Disqualified Stock or debt securities of the Parent Guarantor that have been converted into, or exchanged for, such Capital Stock (other than any such Capital Stock, Disqualified Stock or convertible debt securities sold to a Restricted Subsidiary of the Parent Guarantor and other than Disqualified Stock or convertible debt securities that have been converted into, or exchanged for, Disqualified Stock), plus

                           (C) to the extent that any Permitted Investment that
                  was made after the Closing Date is sold for cash or otherwise liquidated or repaid for cash, the lesser of (1) the cash return of capital with respect to such Permitted Investment (less the cost of disposition, if any) and (2) the initial amount of such Permitted Investment, plus

                           (D) in the event that any Unrestricted Subsidiary is
                  redesignated as a Restricted Subsidiary, the lesser of (1) an amount equal to the fair market value of the Investments in such Subsidiary previously made by the Parent Guarantor and its Restricted Subsidiaries as of the date of such redesignation and (2) the amount of such Investments, plus

                           (E) $1,000,000.

         (b) The provisions of the preceding paragraph (a) shall not prohibit:

                  (1) the payment of any dividend within 60 days after the date of declaration of such dividend if the dividend would have been permitted on the date of declaration;

                  (2) if no Default or Event of Default shall have occurred and be continuing, the acquisition of any shares of Capital Stock (other than Disqualified Stock) of the Parent Guarantor or any Restricted Subsidiary, either (A) solely in exchange for shares of Capital Stock of the Parent Guarantor (other than Disqualified Stock) or (B) through the application of net cash proceeds of a substantially concurrent sale for cash (other than to a Restricted Subsidiary) of shares of Capital Stock (other than Disqualified Stock) of the Parent Guarantor;

                  (3) if no Default or Event of Default shall have occurred and be continuing, the acquisition or retirement for value of any Subordinated Obligations (other than Disqualified Stock) of the Parent Guarantor, the Company or a Subsidiary Guarantor either (A) solely in exchange for shares of Capital Stock (other than Disqualified Stock) of the Parent Guarantor, (B) through the application of net cash proceeds of a substantially concurrent sale for cash (other than to a Restricted Subsidiary) of shares of Capital Stock (other than Disqualified Stock) of the Parent Guarantor or (C) through Refinancing Indebtedness that also constitutes Subordinated Obligations; or

                  (4) net advances to Richard Bowman and his Affiliates (excluding the Parent Guarantor and the Restricted Subsidiaries), provided that any net advances in excess of $150,000 shall not be outstanding for more than 30 consecutive days.

SECTION 4.08.    DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING SUBSIDIARIES.

         The Parent Guarantor will not, and will not cause or permit any of the Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or permit to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to:

                  (1) pay dividends or make any other distributions on or in respect of its Capital Stock;

                  (2) make loans or advances, or pay any Indebtedness or other obligation owed, to the Parent Guarantor or any Restricted Subsidiary;

                  (3) Guarantee the Notes, the Approved Hedge Agreements or any Hedge Liquidity Agreement (if applicable);

                  (4) transfer any of its property or assets to the Parent Guarantor or any other Restricted Subsidiary; or

                  (5) grant Liens on its property or assets to secure the Obligations, the Approved Hedge Agreements or any Hedge Liquidity Agreement (if applicable) (each such encumbrance or restriction, a "Payment Restriction").

         The preceding will not apply, however, to encumbrances or restrictions existing under or by reason of the following (which are excluded from the term "Payment Restriction"):

                  (1) applicable law;

                  (2) this Indenture or any Security Document;

                  (3) customary non-assignment provisions of any contract or any lease governing a leasehold interest of the Parent Guarantor or any Restricted Subsidiary;

                  (4) any instrument governing Acquired Indebtedness, provided that such restriction is limited only to the properties or assets the subject of such Capital Lease, mortgage or purchase money financing;

                  (5) agreements existing on the Closing Date to the extent and in the manner such agreements were in effect on the Closing Date;

                  (6) customary restrictions with respect to a Restricted Subsidiary pursuant to an agreement that has been entered into for the sale or disposition of Capital Stock or assets of such Restricted Subsidiary to be consummated in accordance with the terms of this Indenture solely in respect of the assets or Capital Stock to be sold or disposed of;

                  (7) any instrument governing a Permitted Lien, to the extent and only to the extent such instrument restricts the transfer or other disposition of assets subject to such Permitted Lien;

                  (8) an agreement governing Refinancing Indebtedness incurred to Refinance the Indebtedness issued, assumed or incurred pursuant to an agreement referred to in clause (2), (4) or (5) above; provided, however, that the provisions relating to such encumbrance or restriction contained in any such Refinancing Indebtedness are no less favorable to the Holders in any material respect as determined by the Board of Directors of the Parent Guarantor in its reasonable and good faith judgment than the provisions relating to such encumbrance or restriction contained in the applicable agreement referred to in such clause (2), (4) or (5); and

                  (9) any instrument governing a Working Capital Revolver, to the extent and only to the extent such instrument restricts the transfer or other disposition of accounts receivable, related general intangibles and related proceeds of the Parent Guarantor and the Restricted Subsidiaries securing such Working Capital Revolver.

SECTION 4.09.     INCURRENCE OF INDEBTEDNESS.

         (a) The Parent Guarantor shall not, and shall not permit any Restricted Subsidiary to, Incur, directly or indirectly, any Indebtedness; provided, however, that the Parent Guarantor or a Restricted Subsidiary may Incur Indebtedness if, on the date of such Incurrence and after giving effect thereto, both (1) the Consolidated Coverage Ratio equals or exceeds 2.5 to 1.0 and (2) Adjusted Consolidated Net Tangible Assets equals or exceeds 150% of the aggregate consolidated Indebtedness of the Parent Guarantor and the Restricted Subsidiaries.

         (b) Notwithstanding the preceding paragraph (a), the Parent Guarantor and any Restricted Subsidiary may Incur the following Indebtedness:

                  (1) Indebtedness Incurred pursuant to any Working Capital Revolver, so long as the aggregate principal amount of all Indebtedness outstanding under all Working Capital Revolvers does not at any one time exceed $20,000,000;

                  (2) Indebtedness owed to and held by the Parent Guarantor or a Wholly Owned Subsidiary; provided, however, that any subsequent issuance or transfer of any Capital Stock which results in any such Wholly Owned Subsidiary ceasing to be a Wholly Owned Subsidiary or any subsequent transfer of such Indebtedness (other than to the Parent Guarantor or another Wholly Owned Subsidiary) shall be deemed, in each case, to constitute the Incurrence of such Indebtedness by the issuer thereof;

                  (3) the Notes (other than the Tack-On Senior Secured Notes), this Indenture, the Security Documents, the Parent Guarantee and the Subsidiary Guarantees;

                  (4) Indebtedness outstanding on the Closing Date, to the extent not discharged in the Company's bankruptcy case;

                  (5) Refinancing Indebtedness in respect of Indebtedness Incurred pursuant to paragraph (a) or pursuant to clause (3) or (4) above or clause (6) below;

                  (6) Indebtedness of the Parent Guarantor or a Restricted Subsidiary represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case Incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property used in the Oil and Gas Business and in each case Incurred no later than 365 days after the date of such acquisition or the date of completion of such construction or improvement; provided, however, that the principal amount of all such Indebtedness at any one time outstanding shall not exceed $5,000,000;

                  (7) Indebtedness consisting of Interest Rate Agreements directly related to Indebtedness permitted to be Incurred by the Parent Guarantor and the Restricted Subsidiaries pursuant to this Section 4.09;

                  (8) Indebtedness under Oil and Gas Hedging Contracts entered into in the ordinary course of business for the purpose of limiting risks that arise in the ordinary course of business of the Parent Guarantor and the Restricted Subsidiaries or required to be entered into by the Parent Guarantor and the Restricted Subsidiaries under the provisions of Section 4.25 hereof and under certain revolving credit or loan agreements or letters of credit reimbursement agreements ("Hedge Liquidity Agreements") to permit the Parent Guarantor or any of the Restricted Subsidiaries to provide letters of credit as margin in lieu of the collateral to secure excess market exposure and settlement and related amounts due on early termination under the Approved Hedge Agreement and Security Documents;

                  (9) Non-Recourse Indebtedness;

                  (10) the Guarantee by the Parent Guarantor or any of the Restricted Subsidiaries of Indebtedness that was permitted to be incurred by another clause of this Section 4.09; and

                  (11) Indebtedness in an aggregate principal amount which, together with the principal amount of all other Indebtedness of the Parent Guarantor and the Restricted Subsidiaries outstanding on the date of such Incurrence (other than Indebtedness permitted by clauses
         (1) through (10) above or paragraph (a)) does not exceed $5,000,000.

         (c) Notwithstanding the preceding, the Parent Guarantor and the Restricted Subsidiaries shall not Incur any Indebtedness pursuant to the preceding paragraph (b) if the proceeds thereof are used, directly or indirectly, to Refinance any Subordinated Obligations unless such Indebtedness shall be subordinated to the Notes to at least the same extent as such Subordinated Obligations.

         (d) For purposes of determining compliance with the preceding clauses,
(i) in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness described above, the Parent Guarantor, in its sole discretion, will classify such item of Indebtedness and only be required to include the amount and type of such Indebtedness in one of the above clauses and
(ii) an item of Indebtedness may be divided and classified in more than one of the types of Indebtedness described above.

SECTION 4.10.     ASSET SALES.

         (a) The Parent Guarantor will not, and will not cause or permit any of the Restricted Subsidiaries to, consummate an Asset Disposition unless:

                  (1) the Parent Guarantor or the relevant Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Disposition at least equal to the fair market value of the assets sold or otherwise disposed of (as determined in good faith by the Board of Directors of the Parent Guarantor); and

                  (2) at least 70% of the consideration received by the Parent Guarantor or such Restricted Subsidiary, as the case may be, from such Asset Disposition shall be in the form of cash or Temporary Cash Investments and is received at the time of such disposition.

         Within 270 days after an Asset Disposition, the Parent Guarantor or such Restricted Subsidiary shall apply or cause to be applied the Net Available Cash of such Asset Disposition as follows and in accordance with the procedures set forth in Section 3.09 hereof:

         The Company shall make an offer to purchase (the "Excess Proceeds Offer") from the Holders, on a pro rata basis, an aggregate stated principal amount of Notes equal to the Excess Proceeds (rounded down to the nearest multiple of $1,000) at a purchase price equal to the Accreted Value of the Notes, together with accrued interest (if any) to the date of purchase (the "Excess Proceeds Payment"); provided that the Company will not be required to apply the Net Available Cash from any Asset Disposition pursuant to this clause if, and only to the extent that such Net Available Cash is applied to, within 270 days of such Asset Disposition, (i) an Investment or Investments in Additional Assets, (ii) an Investment or Investments in properties or assets that replace the properties or assets that were the subject of such Asset Disposition (the "Replacement Assets"), and the assets constituting such Additional Assets or Replacement Assets and any non-cash consideration received are made subject to the Lien of this Indenture and the Security Documents in accordance with Section 4.23 hereof or (iii) to the extent such Net Available Cash is received from an Asset Disposition not involving the sale, transfer or disposition of Collateral, to repay any Indebtedness secured by the assets involved in such Asset Disposition together with a concomitant permanent reduction in the amount of such Indebtedness so repaid; provided, however, that such use of Net Available Cash shall not exceed $7,000,000 in any one year. For purposes of this paragraph, "Excess Proceeds" means any Net Available Cash from Asset Dispositions remaining after investments in any Additional Assets or Replacement Assets as provided for in the preceding sentence.

         The Company may defer the Excess Proceeds Offer until there are aggregate unutilized Excess Proceeds equal to or in excess of $5,000,000 resulting from one or more Asset Dispositions (at which time the entire unutilized Excess Proceeds, and not just the amounts in excess of $5,000,000, shall be applied as required pursuant to the preceding paragraph).

         Notwithstanding the foregoing, in the event that the Parent Guarantor or any of the Restricted Subsidiaries consummates or causes to be consummated a single or a series of related Asset Dispositions representing more than 20% of the consolidated proved reserves of the Parent

Guarantor and the Restricted Subsidiaries (a "Major Asset Sale"), the Company shall make an offer to purchase (the "Major Asset Sale Offer") from the Holders on a pro rata basis an aggregate stated principal amount of Notes equal to 50% of the gross proceeds from such Major Asset Sale at a purchase price equal to 100% of the stated principal amount of such Notes, together with accrued interest (if any) to the date of purchase. Any Net Available Cash remaining following the completion of the Major Asset Sale Offer shall be applied to, within 270 days of the date of completion of the Major Asset Sale Offer, an Investment or Investments in Additional Assets or Replacement Assets.

         (b) In the event of the transfer of substantially all (but not all) the property and assets of the Parent Guarantor or the Company as an entirety to a Person in a transaction not constituting a Change of Control that is permitted by Section 5.01 hereof, the Successor Company shall be deemed to have sold the properties and assets of the Parent Guarantor or the Company, as applicable, not so transferred for purposes of this clause, and shall comply with the provisions of this clause with respect to such deemed sale as if it were an Asset Disposition and the Successor Company shall be deemed to have received Net Available Cash in an amount equal to the fair market value (as determined in good faith by the Board of Directors of the Parent Guarantor) of the properties and assets not so transferred or sold.

         (c) All Net Available Cash in excess of $1,000,000 in any fiscal year from any Asset Disposition involving Collateral shall constitute Trust Moneys and shall be delivered by the Parent Guarantor or the Company, as applicable, to the Collateral Agent and shall be deposited in the Collateral Account in accordance with the Intercreditor Agreement. Net Available Cash so deposited may be withdrawn from the Collateral Account for application by the Parent Guarantor or the Company in accordance with this clause or otherwise pursuant to this Indenture as described in the Intercreditor Agreement.

SECTION 4.11.     TRANSACTIONS WITH AFFILIATES.

         (a) The Parent Guarantor shall not, and shall not permit any Restricted Subsidiary to, enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any stock, property, employee compensation arrangements or the rendering of any service) with any Affiliate of the Parent Guarantor (an "Affiliate Transaction") unless the terms thereof (1) are no less favorable to the Parent Guarantor or such Restricted Subsidiary than those that could be obtained at the time of such transaction in arm's-length dealings with a Person who is not such an Affiliate, (2) if such Affiliate Transaction involves an amount between $500,000 and $3,000,000, are certified in an Officers' Certificate to the effect that such Affiliate Transaction complies with this clause, and have been approved by a majority of the members of the Board of Directors of the Parent Guarantor having no personal stake in such Affiliate Transaction or (3) if such Affiliate Transaction involves an amount in excess of $3,000,000, are certified in an Officers' Certificate to the effect that such Affiliate Transaction complies with this clause, has been approved by a majority of the members of the Board of Directors of the Parent Guarantor having no personal stake in such Affiliate Transaction and has been determined by a nationally recognized investment banking firm to be fair, from a financial standpoint, to the Parent Guarantor or the Restricted Subsidiary, as the case may be. In addition, the net balance of advances made by the Parent Guarantor and the Restricted Subsidiaries to Richard Bowman and his Affiliates shall not exceed $150,000 for more than 30 consecutive days.


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


         (b) The provisions of the preceding paragraph (a) shall not prohibit
(i) reasonable fees and compensation paid to and indemnity provided on behalf of, officers, directors, employees or consultants of the Parent Guarantor or any Restricted Subsidiary as determined in good faith by the Board of Directors of the Parent Guarantor; (ii) transactions exclusively between or among the Restricted Subsidiaries; provided, however, that such transactions are not otherwise prohibited by this Indenture; and (iii) Restricted Payments permitted by this Indenture.

SECTION 4.12.     LIENS.

         The Parent Guarantor shall not, and shall not cause or permit any of the Restricted Subsidiaries to, directly or indirectly, create, incur, assume or permit or suffer to exist or remain in effect any Liens other than Permitted Liens.

SECTION 4.13.     ADDITIONAL SUBSIDIARY GUARANTEES.

         From and after the Closing Date, the Parent Guarantor shall cause each of its Subsidiaries which is or becomes a Restricted Subsidiary to execute an Assumption Agreement in the form of Annex 1 to the Guaranty Agreement.

SECTION 4.14.     CORPORATE EXISTENCE.

         Subject to Article 5 hereof, the Parent Guarantor shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, and, subject to the provisions of the Guaranty Agreement, the corporate, partnership or other existence of each of the Restricted Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Parent Guarantor or any such Restricted Subsidiary; provided, however, that the Parent Guarantor shall not be required to preserve the existence of any of its Restricted Subsidiaries (other than the Company), if the Parent Guarantor shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Parent Guarantor and the Restricted Subsidiaries, taken as a whole.

SECTION 4.15.     OFFER TO PURCHASE UPON CHANGE OF CONTROL.

         (a) Upon the occurrence of a Change of Control, the Company shall make an offer (a "Change of Control Offer") to purchase all or any portion (equal to $1,000 or an integral multiple thereof) of each Holder's Notes, at a purchase price in cash equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the date of purchase (the "Change of Control Payment"). Within 30 days following a Change of Control, the Company shall give notice to each Holder and the Trustee stating: (1) that the Change of Control Offer is being made pursuant to this
Section 4.15 and that all Notes validly tendered and not withdrawn will be accepted for payment; (2) the purchase price and the purchase date, which shall be no earlier than 30 days but no later than 60 days from the date such notice is given (the "Change of Control Payment Date"); (3) that any Note not tendered will continue to accrue interest and Liquidated Damages, if any; (4) that, unless the Company defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest and Liquidated Damages, if any, after the Change of Control Payment Date; (5)


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


that Holders electing to have any Notes purchased pursuant to a Change of Control Offer will be required to surrender the Notes, properly endorsed for transfer, together with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Notes completed and such customary documents as the Company may reasonably request, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date; (6) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, a telegram, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes delivered for purchase, and a statement that such Holder is withdrawing his election to have the Notes purchased; and
(7) that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion must be equal to $1,000 in principal amount or an integral multiple thereof. If any of the Notes subject to a Change of Control Offer is in the form of a Global Note, then the Company shall modify such notice to the extent necessary to comply with the procedures of the Depository applicable to repurchases. Further, the Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the purchase of Notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the provisions relating to the Change of Control Offer, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described above by virtue thereof.

         (b) On or before 10:00 a.m. New York time on the Change of Control Payment Date, the Company shall, to the extent lawful, (a) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer, (b) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so tendered and
(c) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers' Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Company. The Paying Agent shall promptly deliver to each Holder of Notes so tendered the Change of Control Payment for such Notes, and the Trustee shall promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided, however, that each such new Note will be in a principal amount of $1,000 or an integral multiple thereof. The Company shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

         (c) The foregoing provisions of this Section 4.15 that require the Company to make a Change of Control Offer following a Change of Control shall be applicable regardless of whether any other provisions of this Indenture are applicable. The Company shall not be required to make a Change of Control Offer following a Change of Control if a third party makes the Change of Control Offer in the manner, at the time and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.


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


SECTION 4.16.   ISSUANCES AND SALES OF CAPITAL STOCK OF RESTRICTED SUBSIDIARIES.

         The Parent Guarantor shall not sell or otherwise dispose of any shares of Capital Stock of a Restricted Subsidiary, and shall not permit any Restricted Subsidiary, directly or indirectly, to issue or sell or otherwise dispose of any shares of its Capital Stock except (i) to the Parent Guarantor or a Wholly Owned Subsidiary, (ii) if all shares of Capital Stock of such Restricted Subsidiary (other than the Company) are sold or otherwise disposed of or (iii) to the extent such shares represent directors' qualifying shares or shares required by applicable law to be held by a Person other than the Parent Guarantor or a Restricted Subsidiary; provided that in the case of clause (ii), the Parent Guarantor complies with the provisions of Section 4.10 hereof and provided further, the Parent Guarantor shall not sell or otherwise dispose of any Capital Stock of the Company. If the Parent Guarantor or a Restricted Subsidiary shall dispose of all of the Capital Stock of any Subsidiary Guarantor, such Subsidiary Guarantor shall be released from the obligations under its Subsidiary Guarantee.

SECTION 4.17.   SYNTHETIC LEASE TRANSACTIONS.

         The Parent Guarantor shall not, and shall not permit any Restricted Subsidiary to, enter into any Synthetic Lease Transaction with respect to any property unless (i) the Parent Guarantor or such Restricted Subsidiary would be entitled to Incur Indebtedness in an amount equal to the Attributable Debt with respect to such Synthetic Lease pursuant to the provisions of Section 4.09 hereof (ii) the net cash proceeds received by the Parent Guarantor or any Restricted Subsidiary in connection with such Synthetic Lease are at least equal to the fair value (as determined by the Board of Directors of the Parent Guarantor) of such property and (iii) the Parent Guarantor or such Restricted Subsidiary shall apply or cause to be applied the proceeds of such transaction in compliance with the provisions of Section 4.10 hereof.

SECTION 4.18.   CALCULATION OF ORIGINAL ISSUE DISCOUNT.

         The Company shall file with the Trustee promptly at the end of each calendar year (i) a written notice specifying the amount of Original Issue Discount (including daily rates and accrual periods) accrued on the outstanding Notes as of the end of such year and (ii) such other specific information relating to such Original Issue Discount as may then be relevant under the Code.

SECTION 4.19.   EXCESS CASH FLOW OFFER.

         On the 45th day following the end of each fiscal quarter, commencing with the quarter ended June 30, 2004, the Parent Guarantor shall calculate its Excess Cash Flow for the most recently ended fiscal quarter, certify to the Trustee in writing the calculations to compute such Excess Cash Flow, and if the Parent Guarantor has Excess Cash Flow of at least $1,000,000, the Company will make an offer (an "Excess Cash Flow Offer") to purchase Notes at 100% of the aggregate principal amount thereof, plus accrued interest, if any, to the date of purchase; provided that the amount required to be paid by the Company to repurchase such Notes shall be limited to an amount equal to 50% of such Excess Cash Flow. The Company must commence its Excess Cash Flow Offer not later than the date on which the certificate computing the Excess Cash Flow is delivered to the Trustee. If the aggregate purchase price for the Notes (exclusive of interest) tendered pursuant to such Excess Cash

Flow Offer is less than the Excess Cash Flow, then the Parent Guarantor and the Restricted Subsidiaries may use the remaining Excess Cash Flow for general corporate purposes not prohibited by the terms of this Indenture.

         Each Excess Cash Flow Offer shall remain open for a period of 20 Business Days, unless a longer period is required by law (the "Excess Cash Flow Offer Period"). Promptly after the termination of the Excess Cash Flow Period (the "Excess Cash Flow Payment Date"), the Company shall purchase and mail or deliver payment for the Notes or portions thereof tendered pro rata or by such other method as may be required by law.

         If an Excess Cash Flow Offer is required by the terms of this Indenture, the Company shall commence such offer by mailing to the Trustee and each Holder, at such Holder's last registered address, a notice, which shall govern the terms of the Excess Cash Flow Offer and shall state:

                  (1) that the Excess Cash Flow Offer is being made pursuant to this covenant "Excess Cash Flow Offer," the principal amount of Notes which shall be accepted for payment and that all Notes validly tendered for which the Holders thereof have requested prepayment shall be accepted for payment on a pro rata basis (or by such other method as may be required by law).

                  (2) the purchase price and the date of purchase;

                  (3) that any Notes not tendered or accepted for payment pursuant to the Excess Cash Flow Offer shall continue to accrue interest;

                  (4) that, unless the Company defaults in the payment of the purchase price with respect to any Notes tendered, Notes accepted for payment pursuant to the Excess Cash Flow Offer shall cease to accrue interest after the Excess Cash Flow Payment Date;

                  (5) that Holders electing to have Notes purchased pursuant to an Excess Cash Flow Offer shall be required to surrender their Notes, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, to the Company prior to the close of business on the third Business Day immediately preceding the Excess Cash Flow Payment Date;

                  (6) that Holders shall be entitled to withdraw their election if the Company receives, not later than the close of business on the second Business Day preceding the Excess Cash Flow Payment Date, a telegram, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Notes purchased;

                  (7) that if the aggregate purchase price for the Notes (exclusive of interest) tendered pursuant to the Excess Cash Flow Offer is less than the Excess Cash Flow, the Parent Guarantor and its Restricted Subsidiaries may use the remaining Excess Cash Flow for general corporate purposes not prohibited by the terms of this Indenture;


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


                  (8) that Holders whose Notes are purchased only in part shall be issued Notes representing the unpurchased portion of the Notes surrendered, provided that each Note purchased and each new Note issued shall be in principal amount of $1,000 or whole multiples thereof; and

                  (9) the instructions that Holders must follow in order to tender their Notes.

         On or before the Excess Cash Flow Payment Date, the Company shall (i) accept for payment, on a pro rata basis to the extent necessary (unless some other method is required by law), the Notes or portions thereof tendered pursuant to the Excess Cash Flow Offer, (ii) deposit with the Payment Agent money sufficient to pay the purchase price of all Notes or portions thereof so accepted and (iii) deliver to the Trustee the Notes so accepted, together with an Officers' Certificate stating that the Notes or portions thereof tendered to the Company are accepted for payment. The Paying Agent shall promptly mail to each Holder of Notes so accepted payment in an amount equal to the purchase price of such Notes, including accrued and unpaid interest, and the Company shall issue new Notes, and the Trustee shall promptly authenticate and mail such new Notes to such Holders, in a principal amount equal to the unpurchased portion of the Note surrendered.

         The Company shall make a public announcement of the results of the Excess Cash Flow Offer as soon as practicable after the Excess Cash Flow Payment Date. For the purposes of this covenant, the Trustee shall act as the Paying Agent.

         Each Excess Cash Flow Offer shall be conducted in compliance with all applicable laws, including without limitation, Regulation 14E of the Exchange Act and the rules thereunder and all other applicable federal and state securities laws. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.19, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.19 by virtue thereof.

SECTION 4.20.     EXPLORATION COSTS.

         The Parent Guarantor and the Restricted Subsidiaries shall not incur exploration costs (as reported in the supplemental oil and natural gas information in the Parent Guarantor's annual financial statements in accordance with GAAP) in excess of $10,000,000 in any fiscal year.

SECTION 4.21.     CONDUCT OF BUSINESS.

         The Parent Guarantor shall not, and shall not permit any of the Restricted Subsidiaries to, engage in the conduct of any business other than the Oil and Gas Business.

SECTION 4.22.     LIMITATION ON IMPAIRMENT OF LIEN.

         Neither the Parent Guarantor, the Company nor any of their Affiliates will take or omit to take any action which action or omission would have the result of adversely affecting or impairing the Lien in favor of the Collateral Agent, on behalf of itself, the Approved Hedge Counterparties or Hedge Liquidity Providers (as applicable), the Trustee and the Holders or the priority thereof, with respect to the Collateral, and neither the Parent Guarantor, the Company nor any of their Affiliates


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


shall grant to any Person, or suffer any Person (other than the Parent Guarantor and the Restricted Subsidiaries) to have (other than to the Collateral Agent on behalf of the Approved Hedge Counterparties or Hedge Liquidity Providers (as applicable), the Trustee and the Holders) any interest whatsoever in the Collateral other than Permitted Liens. Neither the Parent Guarantor nor any of the Restricted Subsidiaries will enter into any agreement or instrument that by its terms requires the proceeds received from any sale of Collateral to be applied to repay, redeem, defease or otherwise acquire or retire any Indebtedness, other than pursuant to this Indenture and the Security Documents.

SECTION 4.23.     LIEN ON ADDITIONAL COLLATERAL.

         (a) If, after the Closing Date, the Parent Guarantor or any of the Restricted Subsidiaries shall (i) acquire any (x) Oil and Gas Assets or (y) other assets as non-cash consideration for any Asset Disposition or (ii) engage in successful drilling and exploration activities resulting in the creation of new proved oil and gas reserves having a PV-10 Value in excess of $500,000, then the Parent Guarantor shall, and shall cause each of the Restricted Subsidiaries to, execute and file in the appropriate filing offices additional Security Documents granting to the Collateral Agent for the benefit of the Approved Hedge Counterparties or Hedge Liquidity Providers (as applicable), the Trustee and the Holders a first Lien, subject only to Permitted Liens (or in the case of property securing Acquired Indebtedness, to the extent not prohibited by the terms of the instruments creating such Acquired Indebtedness, a junior Lien), as is necessary or appropriate to ensure that the Lien of this Indenture and the Security Documents covers substantially all of such new assets.

         (b) Without limitation of clause (a), on the date any Oil and Gas Assets or interests in a Permitted Joint Venture shall be acquired in exchange for or replacement of any Collateral, the Parent Guarantor shall, and shall cause each of the Restricted Subsidiaries to, execute and file in the appropriate filing offices additional Security Documents granting to the Collateral Agent, for the benefit of the Approved Hedge Counterparties or Hedge Liquidity Providers (as applicable), the Trustee and the Holders, a first Lien, subject only to Permitted Liens (or in the case of property securing Acquired Indebtedness, to the extent not prohibited by the terms of the instruments creating such Acquired Indebtedness, a junior Lien), on such portion of such assets as is necessary to ensure that the Lien of this Indenture and the Security Documents covers substantially all of such assets received in exchange or trade or on such interests in such Permitted Joint Venture.

         (c) In connection with any Security Documents executed and filed under clause (a) or (b), the Parent Guarantor shall, and shall cause each Restricted Subsidiary to, comply with the terms of the TIA to the extent applicable.

         (d) On March l5th of each year that the Notes are outstanding, beginning with March 15, 2002, the Parent Guarantor and the Company shall review the Oil and Gas Assets of the Parent Guarantor and the Restricted Subsidiaries as of the preceding January 1st to ascertain whether substantially all of such Oil and Gas Assets as of such January 1st are then subject to the Lien of this Indenture and the Security Documents, provided that to the extent any such Oil and Gas Assets secure Acquired Indebtedness, the discounted future net revenues attributable to such Oil and Gas Assets may be excluded to the extent the instruments securing such Acquired Indebtedness prohibit the Incurrence of a Lien on such assets. If substantially all of such assets are not then subject to the

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


Lien of this Indenture and the Security Documents, then the Parent Guarantor shall, and shall cause the Restricted Subsidiaries to, execute and file in the appropriate filing offices additional Security Documents granting to the Collateral Agent for the benefit of the Approved Hedge Counterparties or Hedge Liquidity Providers (as applicable), the Trustee and the Holders a first Lien, subject only to Permitted Liens (or in the case of property securing Acquired Indebtedness, to the extent not prohibited by the terms of instruments creating such Acquired Indebtedness, a junior Lien), as is necessary or appropriate to encumber substantially all such assets.

SECTION 4.24.     RESERVE REPORTS.

         (a) Not later than March 15 of each year, commencing March 15, 2002, the Parent Guarantor shall furnish to the Trustee a Reserve Report that (i) evaluates the Oil and Gas Assets of the Parent Guarantor and the Restricted Subsidiaries as of the immediately preceding January 1st, and (ii) sets forth the projected production from proved producing properties for each month during the period commencing on such March 15 and ending 36 months after such date, for both crude oil and natural gas production, individually, and in the aggregate on an Mcfe basis. In addition, not later than 30 days following any acquisition or exchange (or series of such transactions) of any Oil and Gas Assets having aggregate volumes of proved developed producing reserves in excess of 20% of the aggregate proved producing reserves set forth in the most recently delivered Reserve Report, the Parent Guarantor shall furnish to the Trustee a supplemental Reserve Report pertaining to the Oil and Gas Assets acquired in such exchange. Each such Reserve Report of each year shall be prepared by certified independent petroleum engineers or other independent petroleum consultant(s) of recognized national standing.

         (b) With the delivery of each March 15 Reserve Report, the Parent Guarantor shall provide to the Trustee, an Officers' Certificate certifying that, in all material respects: (i) the information contained in the Reserve Report and any other information delivered in connection therewith is true and correct, (ii) the Parent Guarantor and/or a Restricted Subsidiary owns good and defensible title to the Oil and Gas Assets evaluated in such Reserve Report and such properties are free of all Liens except for Permitted Liens, (iii) except as set forth on an exhibit to the certificate, on a net basis there are no gas imbalances, take or pay or other prepayments with respect to the Oil and Gas Assets evaluated in such Reserve Report which would require the Parent Guarantor or a Restricted Subsidiary to deliver hydrocarbons produced from such Oil and Gas Assets at some future time without then or thereafter receiving full payment therefor, (iv) none of the Oil and Gas Assets have been sold since the date of the last Reserve Report except as set forth on an exhibit to the certificate, which certificate shall list all of its Oil and Gas Assets sold, (v) attached to the certificate is a list of the Oil and Gas Assets added to and deleted from the immediately prior Reserve Report and a list of all Persons disbursing proceeds to the Parent Guarantor or a Restricted Subsidiary from the Oil and Gas Assets, (vi) except as set forth on a schedule attached to the certificate all of the Oil and Gas Assets evaluated by such Reserve Report are subject to the Lien created by the Security Documents and showing calculations to demonstrate compliance with clause (d) of Section 4.23 hereof and (vii) any change in working interest or net revenue interest in its Oil and Gas Assets occurring and the reason for such change.


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SECTION 4.25.     HEDGING OBLIGATIONS.

         The Company and/or a Restricted Subsidiary will enter into and maintain Oil and Gas Hedging Contracts with an Approved Hedge Counterparty pursuant to which the Company and/or a Restricted Subsidiary will receive a fixed price payment or a minimum floor price so that at all times from the first day of the month following the month in which the Closing Date occurs (subject to the availability of hedge contracts) to July 1, 2006, the Parent Guarantor and/or a Restricted Subsidiary will have a Hedged Revenue Ratio of not less than 3.0 to
1.0 as of the first Business Day of each month for the then current Hedge Period; provided that:

                  (i) in no event shall the Company and/or a Restricted Subsidiary enter into Oil and Gas Hedging Contracts that, when in effect, hedge aggregate volumes in excess of 80% of (A) the Projected Proved Developed Producing Production of each of crude oil and natural gas and (B) the Projected Proved Developed Producing Production of both crude oil and natural gas, in each case, from the Oil and Gas Assets of the Company and/or the Restricted Subsidiaries for the then current Hedge Period and each month in the then current Hedge Period, except that the Company and/or a Restricted Subsidiary may enter into Oil and Gas Hedging Contracts which are price floor contracts, options for a price floor or other similar arrangements (and for which neither the Company nor any Restricted Subsidiary has any liability other than the payment of an initial premium price) which, with all Oil and Gas Hedging Contracts then in effect, result in the aggregate volumes exceeding 80% (but in no event in excess of 100%) of the Projected Proved Developed Producing Production of each of oil and natural gas of the Company and the Restricted Subsidiaries;

                  (ii) any Oil and Gas Hedging Contract executed pursuant to this Section 4.25 may be terminated (for any reason) without violation of this Section 4.25 if either (A) termination is required pursuant to clause (iv) below or (B) a replacement Oil and Gas Hedging Contract with an Approved Hedge Counterparty is entered into such that, after giving effect to such termination and the execution and delivery of such replacement Oil and Gas Hedging Contract, the Hedged Revenue Ratio is not less than 3.0 to 1.0, subject to clause (i) of this Section 4.25;

                  (iii) if, as of any date of determination, NYMEX prices available for natural gas (Henry Hub) and crude oil (West Texas Intermediate) are less than $2.75 per MMBtu of natural gas (Henry Hub) or $18.00 per barrel of crude oil (West Texas Intermediate) for the one or more months during the then current Hedge Period (such period during which such prices are not available being the "Make-Up Period"), then the Hedged Revenue Ratio shall not be tested during such Make-Up Period, and as soon thereafter as available hedge prices for such Make-Up Period or any month during such Make-Up Period exceed the relevant minimum levels, then the Company and/or a Restricted Subsidiary shall be required to have a Hedged Revenue Ratio for the then current Hedge Period of not less than 3.0 to 1.0, subject to clause (i) of this Section 4.25; and

                  (iv) in the event of any sale, exchange or other disposition of Oil and Gas Assets by the Company and/or any Restricted Subsidiary, the Company and/or a Restricted Subsidiary shall calculate its Hedged Revenue Ratio on a pro forma basis (to exclude the Oil and Gas Asset disposed of utilizing the Projected Proved Developed Producing Production for such asset reflected in the most recently delivered Reserve Report) as of the first day of the month during which such sale, exchange or other disposition occurred for the Hedge Period commencing on such date and shall either (A) be in compliance with this
         Section 4.25 as of such day for the entirety of such Hedge Period or
         (B) terminate one or more Oil and Gas Hedging Contracts such that after giving effect to such termination, it would be in compliance with this
         Section 4.25.

         Notwithstanding anything herein to the contrary, the Company and/or a Restricted Subsidiary will enter into Oil and Gas Hedging Contracts for ordinary business purposes, to hedge their and the Restricted Subsidiaries' actual exposure to fluctuations in commodity prices and not for speculative purposes.

         For the avoidance of doubt, it is the intention of the parties that if
(a) as of the first Business Day of each month for the then current Hedge Period the Hedged Revenue Ratio is less than 3.0 to 1.0, and (b) a Reserve Report is delivered which indicates an increase in the Projected Proved Producing Production for any month or months in the then current Hedge Period or in the aggregate Projected Proved Producing Production, then the Company and/or a Restricted Subsidiary shall be obligated to enter into and maintain incremental Oil and Gas Hedging Contracts with an Approved Hedge Counterparty to hedge incremental volumes such that it has either met the minimum Hedge Revenue Ratio of 3.0 to 1.0 or hedged the maximum amount of revenue for each month in the then current Hedge Period possible without violating the volume caps established in clause (i) of this Section 4.25.

SECTION 4.26.     THE COMPANY AS A WHOLLY OWNED SUBSIDIARY.

         Except as otherwise permitted by this Indenture, the Parent Guarantor will ensure that the Company remains a Wholly Owned Subsidiary so long as any of the Notes remains outstanding.

SECTION 4.27.     INDEPENDENT BOARD OF THE PARENT GUARANTOR.

         Within 45 days of the Closing Date, the Board of Directors of the Parent Guarantor shall consist of at least three directors, at least 60% of whom shall be Independent Directors, and such composition of the Board of Directors shall be maintained so long as any of the Notes remain outstanding. Until such time as a Board of Directors meeting the requirements of this Section 4.27 shall have been appointed, the Parent Guarantor and the Restricted Subsidiaries shall not engage in any activities requiring the approval of the Board of Directors of the Parent Guarantor under the terms of this Indenture, except for the transactions disclosed in the Company's Offering Memorandum dated June 13, 2001 with respect to, among other things, the sale of the Notes. Jefferies & Company, Inc. shall have the right to require that the Parent Guarantor cause to be appointed to its Board of Directors a person designated by Jefferies & Company, Inc. for so long as any of the Notes remain outstanding.


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                                    ARTICLE 5

                                   SUCCESSORS

SECTION 5.01.     MERGER, CONSOLIDATION OR SALE OF ASSETS.

         (a) The Company shall not consolidate with or merge with or into, or convey, transfer or lease, in one transaction or a series of transactions, all or substantially all its assets to, any Person, unless (i) the Company or the Parent Guarantor shall be the resulting, surviving or transferee corporation (the "Successor Company"), (ii) the Successor Company (if not the Company) shall expressly assume by a supplemental indenture, in a form acceptable to the Trustee, all the obligations of the Company under this Indenture, the Notes and the Security Documents; (iii) immediately after giving effect to such transaction on a pro forma basis (and, treating any Indebtedness which becomes an obligation of the Successor Company as a result of such transaction as having been issued by such Person at the time of such transaction), no Default shall have occurred and be continuing; (iv) immediately after giving effect to such transaction, the Successor Company would be able to Incur an additional $1.00 of Indebtedness pursuant to paragraph (a) of Section 4.09 hereof; (v) immediately after giving effect to such transaction, the Successor Company shall have Consolidated Net Worth in an amount that is not less than the Consolidated Net Worth of the Parent Guarantor immediately prior to such transaction; and (vi) the Company delivers to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture, if any, complies with this Indenture. The Successor Company shall be the successor to the Company and shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture.

         (b) The Parent Guarantor shall not consolidate with or merge with or into, or convey, transfer or lease, in one transaction or a series of transactions, all or substantially all its assets to any Person unless: (i) the Successor Company (if not the Parent Guarantor) shall expressly assume by a supplemental indenture, in a form acceptable to the Trustee, all the obligations of such Guarantor, if any, under this Indenture, the Guaranty Agreement and the Security Documents; (ii) immediately after giving effect to such transaction or transactions on a pro forma basis (and, treating any Indebtedness which becomes an obligation of the Successor Company as a result of such transaction as having been issued by such Person at the time of such transaction), no Default shall have occurred and be continuing; (iii) immediately after giving effect to such transaction, the Successor Company would be able to Incur an additional $1.00 of Indebtedness pursuant to paragraph (a) of Section 4.09 hereof; (iv) immediately after giving effect to such transaction, the Successor Company shall have Consolidated Net Worth in an amount that is not less than the Consolidated Net Worth of the Parent Guarantor immediately prior to such transaction; and (v) the Company delivers to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture, if any, complies with this Indenture.

         (c) No Subsidiary Guarantor shall consolidate with or merge with or into (whether or not such Subsidiary Guarantor is the surviving Person), or convey, transfer or lease, in one transaction or a series of transactions, all or substantially all its assets to any Person (other than the Parent Guarantor, the Company or another Subsidiary Guarantor), unless: (i) the Successor Company (if other than such Subsidiary Guarantor) assumes all the obligations of such Subsidiary Guarantor


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under this Indenture, the Guaranty Agreement and the Security Documents,
pursuant to an Assumption Agreement in substantially the form of Annex 1 to the Guaranty Agreement; (ii) immediately after giving effect to such transaction on a pro forma basis (and, treating any Indebtedness which becomes an obligation of the Successor Company as a result of such transaction as having been issued by such Person at the time of such transaction), no Default shall have occurred and be continuing; (iii) such Subsidiary Guarantor, or the Successor Company, would have a Consolidated Net Worth (immediately after giving effect to such transaction) equal to or greater than the Consolidated Net Worth of such Subsidiary Guarantor immediately preceding the transaction; and (iv) the Parent Guarantor, immediately after giving pro forma effect to such transaction, would be able to incur at least $1.00 of additional Indebtedness pursuant to paragraph
(a) of Section 4.09 hereof.

SECTION 5.02.     SUCCESSOR CORPORATION SUBSTITUTED.

         (a) Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of the Company in accordance with Section 5.01 hereof, the Successor Company shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition, the provisions of this Indenture referring to the "Company" shall refer instead to the Successor Company and not to the Company), and may exercise every right and power of the Company under this Indenture with the same effect as if such Successor Company had been named as the Company herein; provided, however, that the predecessor Company shall not be relieved from its obligations under this Indenture or the Notes in the case of any such lease.

         (b) Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of the Parent Guarantor in accordance with Section 5.01 hereof, the Successor Company formed by such consolidation or into or with which the Parent Guarantor is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition, the provisions of this Indenture referring to the "Parent Guarantor" shall refer instead to the Successor Company and not to the Parent Guarantor), and may exercise every right and power of the Parent Guarantor under this Indenture with the same effect as if such Successor Company had been named as the Parent Guarantor herein; provided, however, that the predecessor Parent Guarantor shall not be relieved from its obligations under this Indenture or the Notes in the case of any such lease.

         (c) Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of a Subsidiary Guarantor in accordance with Section 5.01 hereof, the Successor Company formed by such consolidation, or into or with which the Subsidiary Guarantor is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition, the provisions of this Indenture referring to the "Subsidiary Guarantor" shall refer instead to the Successor Company and not to the Subsidiary Guarantor), and may exercise every right and power of the Subsidiary Guarantor under this Indenture with the same effect as if such Successor


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Company had been named as the Subsidiary Guarantor herein; provided, however, that the predecessor Subsidiary Guarantor shall not be relieved from its obligations under this Indenture or the Notes in the case of any such lease.

                                    ARTICLE 6

                              DEFAULTS AND REMEDIES

SECTION 6.01.     EVENTS OF DEFAULT.

         An "Event of Default" occurs if:

                  (a) the Company defaults in the payment when due of interest on, or Liquidated Damages, if any, with respect to, the Notes, and such default continues for a period of 30 days;

                  (b) the Company defaults in the payment of principal of or premium, if any, on any Note at its Stated Maturity, upon optional redemption, upon required repurchase, upon declaration or otherwise when due;

                  (c) the Company, the Parent Guarantor or any Subsidiary Guarantor fails to comply with any of the provisions of Section 5.01 hereof;

                  (d) the Parent Guarantor or any Restricted Subsidiary fails to comply, after notice from the Trustee or the Holders of at least 25% in principal amount of the Notes then outstanding, with any of the applicable provisions under Sections 4.03, 4.07, 4.08, 4.09, 4.10 (other than a failure to purchase Notes), 4.11, 4.12, 4.13, 4.15, 4.16, 4.17, 4.18, 4.19, 4.20, 4.21, 4.22, 4.23, 4.24, 4.25, 4.26 or 4.27
         hereof and such default continues for a period of 30 days;

                  (e) the Company, the Parent Guarantor or any Subsidiary Guarantor fails to comply with any other agreement in this Indenture, the Notes or any Security Document for 60 days after the Company receives written notice of such failure from the Trustee or the Holders of at least 25% in principal amount of the Notes then outstanding;

                  (f) a default occurs under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Parent Guarantor or any Restricted Subsidiary (or the payment of which is guaranteed by the Parent Guarantor or any Restricted Subsidiary), whether such Indebtedness or guarantee now exists, or is created after the date of this Indenture, which default (i) is caused by a failure to pay principal of or premium or interest on such Indebtedness prior to the expiration of any grace period provided in such Indebtedness, including any extension thereof (a "Payment Default") or (ii) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated,


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


         aggregates in excess of $5,000,000; and provided, further, that if such default is cured or waived or any such acceleration rescinded, or such Indebtedness is repaid, within a period of 10 days from the continuation of such default beyond the applicable grace period or the occurrence of such acceleration, as the case may be, an Event of Default and any consequential acceleration of the Notes shall be automatically rescinded, so long as such rescission does not conflict with any judgment or decree;

                  (g) a judgment or decree for the payment of money in excess of $5,000,000 is rendered against the Parent Guarantor or any Restricted Subsidiary and such judgment decree is not paid or discharged for a period (during which execution shall not be effectively stayed, discharged or waived within 10 days after notice from the Trustee or the Holders of at least 25% in principal amount of the Notes then outstanding) of 60 days;

                  (h) the Guaranty Agreement or any Security Document ceases to be in full force and effect (other than in accordance with the terms of such Guaranty Agreement or Security Document) or the Parent Guarantor, the Company or a Subsidiary Guarantor denies or disaffirms its obligations under any Security Document to which it is a party or the Guaranty Agreement, as applicable, if such default continues for a period of 10 days after notice from the Trustee or any Holder to the Company; or

                  (i) the Parent Guarantor or any Restricted Subsidiary pursuant to or within the meaning of Bankruptcy Law:

                           (i) commences a voluntary case,

                           (ii) consents to the entry of an order for relief
                  against it in an involuntary case,

                           (iii) consents to the appointment of a Custodian of
                  it or for all or substantially all of its property,

                           (iv) makes a general assignment for the benefit of
                  its creditors, or

                           (v) generally is not paying its debts as they become
                  due;

                  (j) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                           (i) is for relief against the Parent Guarantor or any
                  Restricted Subsidiary in an involuntary case;

                           (ii) appoints a Custodian of the Parent Guarantor or
                  any Restricted Subsidiary or for all or substantially all of the property of the Parent Guarantor or any Restricted Subsidiary; or


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                           (iii) orders the liquidation of the Parent Guarantor
                  or any Restricted Subsidiary;

         and the order or decree remains unstayed and in effect for 60 consecutive days;

                  (k) a material breach of the representations or warranties contained in any Security Document or in this Indenture or a material misstatement in any certification provided pursuant to any Security Document or this Indenture after notice from the Trustee or the Holders of at least 25% in principal amount of the Notes then outstanding occurs and such breach continues unremedied for a period of 30 days.

SECTION 6.02.     ACCELERATION.

         If any Event of Default occurs and is continuing, the Trustee may, by notice to the Company, or the Holders of at least 25% in principal amount of the then outstanding Notes may, by notice to the Company and the Trustee, and the Trustee shall, upon the request of such Holders, declare all the Notes to be due and payable immediately at 100% of the principal amount thereof. Upon any such declaration, the Notes shall become due and payable immediately at 100% of the principal amount thereof. Notwithstanding the foregoing, if an Event of Default specified in clause (i) or (j) of Section 6.01 hereof occurs with respect to the Parent Guarantor or any Restricted Subsidiary, all outstanding Notes shall be due and payable immediately at 100% of the principal amount thereof without further action or notice. The Holders of a majority in principal amount of the then outstanding Notes by written notice to the Trustee may on behalf of all of the Holders rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal, interest, premium or Liquidated Damages, if any, that have become due solely because of such acceleration) have been cured or waived.

         If an Event of Default occurs by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding payment of the premium that the Company would have had to pay if the Company then had elected to redeem the Notes pursuant to Section 3.07(a) hereof, then, upon acceleration of the Notes, an equivalent premium shall also become and be immediately due and payable, to the extent permitted by law, anything in this Indenture or in the Notes to the contrary notwithstanding.

SECTION 6.03.     OTHER REMEDIES.

         If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of and premium, interest and Liquidated Damages, if any, on the Notes or to enforce the performance of any provision of the Notes, this Indenture or the Guaranty Agreement.

         The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right


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or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

SECTION 6.04.     WAIVER OF PAST DEFAULTS.

         Holders of a majority in principal amount of the then outstanding Notes by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of the principal of or premium, interest or Liquidated Damages, if any, on the Notes (including in connection with an offer to purchase). Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

SECTION 6.05.     CONTROL BY MAJORITY.

         Holders of a majority in principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines may be unduly prejudicial to the rights of other Holders of Notes or that may involve the Trustee in personal liability.

SECTION 6.06.     LIMITATION ON SUITS.

         A Holder of a Note may pursue a remedy with respect to this Indenture, the Notes or the Guaranty Agreement only if:

                  (a) the Holder of a Note gives to the Trustee written notice of a continuing Event of Default;

                  (b) the Holders of at least 25% in principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;

                  (c) such Holder of a Note or Holders of Notes offer and, if requested, provide to the Trustee reasonable security or indemnity satisfactory to the Trustee against any loss, liability or expense;

                  (d) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

                  (e) during such 60-day period the Holders of a majority in principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with the request.

No Holder may enforce any right or remedy provided in any Security Document (other than the Guaranty Agreement). Such rights and remedies will be enforced by the Collateral Agent subject to the terms of the Intercreditor Agreement. A Holder of a Note may not use this Indenture to


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


prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note.

SECTION 6.07.     RIGHTS OF HOLDERS OF NOTES TO RECEIVE PAYMENT.

         Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal of and premium, interest and Liquidated Damages, if any, on the Note, on or after the respective due dates expressed in the Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

SECTION 6.08.     COLLECTION SUIT BY TRUSTEE.

         If an Event of Default specified in Section 6.01(a) or (b) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company, the Parent Guarantor or any Subsidiary Guarantor for the whole amount of principal of, premium, interest and Liquidated Damages, if any, remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest and Liquidated Damages, if any, and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

SECTION 6.09.     TRUSTEE MAY FILE PROOFS OF CLAIM.

         The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under
Section 7.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.


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SECTION 6.10.     PRIORITIES.

         If the Trustee collects any money pursuant to this Article or receives any moneys under the Intercreditor Agreement, it shall pay out the money in the following order:

                  First: to the Trustee, its agents and attorneys for amounts due under Section 7.07 hereof, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the Trustee's reasonable costs and expenses of collection;

                  Second: to Holders of Notes for amounts due and unpaid on the Notes for principal, premium, interest and Liquidated Damages, if any, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, interest and Liquidated Damages, if any, respectively; and

                  Third: to the Company or to such party as a court of competent jurisdiction shall direct.

         The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 6.10.

SECTION 6.11.     UNDERTAKING FOR COSTS.

         In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.

                                    ARTICLE 7

                                     TRUSTEE

SECTION 7.01.     DUTIES OF TRUSTEE.

         (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

         (b) Except during the continuance of an Event of Default:

                  (i) the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth


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         in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

                  (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

         (c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                  (i) this paragraph does not limit the effect of paragraph (b) of this Section 7.01;

                  (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

                  (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.

         (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs
(a), (b) and (c) of this Section 7.01.

         (e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

         (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

SECTION 7.02.     RIGHTS OF TRUSTEE.

         (a) The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

         (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.


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         (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

         (d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

         (e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.

         (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

         (g) The Trustee shall have no duty to inquire as to the performance of the Company's or the Parent Guarantor's covenants in Article 4 hereof. In addition, the Trustee shall not be deemed to have knowledge of any Default or Event of Default except: (1) any Event of Default occurring pursuant to Section 6.01(a) or 6.01(b) hereof; or (2) any Default or Event of Default of which is Responsible Officer shall have received written notification or obtained actual knowledge.

         (h) The Trustee is not required to give any bond or surety with respect to the performance of its duties or the exercise of its powers under this Indenture.

         (i) In the event the Trustee receives inconsistent or conflicting requests and indemnity from two or more groups of Holders of Notes, each representing less than a majority in aggregate principal amount of the Notes then outstanding, pursuant to the provisions of this Indenture, the Trustee, in its sole discretion, may determine what action, if any, shall be taken.

         (j) The permissive right of the Trustee to take the actions permitted by this Indenture shall not be construed as an obligation or duty to do so.

         (k) Except for information provided by the Trustee concerning the Trustee, the Trustee shall have no responsibility for any information in any offering memorandum or other disclosure material distributed with respect to the Notes, and the Trustee shall have no responsibility for compliance with any state or federal securities laws in connection with the Notes.

SECTION 7.03.     INDIVIDUAL RIGHTS OF TRUSTEE.

         The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company, any Guarantor or any Affiliate of the Company or the Parent Guarantor with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11 hereof.

SECTION 7.04.     TRUSTEE'S DISCLAIMER.

         The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company's use of the


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proceeds from the Notes or any money paid to the Company or upon the Company's direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

SECTION 7.05.     NOTICE OF DEFAULTS.

         If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to Holders of Notes a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment of principal of or premium, if any, or interest on any Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is not opposed to the interests of the Holders of the Notes.

SECTION 7.06.     REPORTS BY TRUSTEE TO HOLDERS OF THE NOTES.

         Within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, and for so long as Notes remain outstanding, the Trustee shall mail to the Holders of the Notes a brief report dated as of such reporting date that complies with TIA Section 313(a) (but if no event described in TIA Section 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA Section 313(b)(2) and Section 313(b)(1). The Trustee shall also transmit by mail all reports as required by TIA Section 313(c).

         Commencing at the time this Indenture is qualified under the TIA, a copy of each report at the time of its mailing to the Holders of Notes shall be mailed to the Company and filed with the SEC and each stock exchange on which the Notes are listed in accordance with TIA Section 313(d). The Company shall promptly notify the Trustee when the Notes are listed on any stock exchange.

SECTION 7.07.     COMPENSATION AND INDEMNITY.

         The Company shall pay to the Trustee from time to time reasonable compensation for its acceptance of this Indenture and services hereunder. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

         The Company and the Guarantors shall indemnify the Trustee against any and all losses, liabilities or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Company (including this Section 7.07) and defending itself against any claim (whether asserted by the Company, any Guarantor or any Holder or any other person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its negligence, bad faith or willful misconduct. The Trustee shall notify the Company promptly of any claim for which it may seek


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


indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company or the Guarantors of their obligations hereunder. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

         The obligations of the Company and the Guarantors under this Section
7.07 shall survive the satisfaction and discharge of this Indenture.

         To secure the Company's payment obligations in this Section 7.07, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes. Such Lien shall survive the satisfaction and discharge of this Indenture.

         When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(i) or (j ) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any applicable bankruptcy law.

         The Trustee shall comply with the provisions of TIA Section 313(b)(2) to the extent applicable.

SECTION 7.08.     REPLACEMENT OF TRUSTEE.

         A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section.

         The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Company. The Holders of Notes of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company in writing. The Company may remove the Trustee if:

                  (a) the Trustee fails to comply with Section 7.10 hereof;

                  (b) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any applicable bankruptcy law;

                  (c) a Custodian or public officer takes charge of the Trustee or its property; or

                  (d) the Trustee becomes incapable of acting.

         If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

         If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company, or the Holders of Notes of at least 10% in principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

         If the Trustee, after written request by any Holder of a Note who has been a Holder of a Note for at least six months, fails to comply with Section
7.10 hereof, such Holder of a Note may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

         A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders of the Notes. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, provided that all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company's obligations under Section 7.07 hereof shall continue for the benefit of the retiring Trustee.

SECTION 7.09.     SUCCESSOR TRUSTEE BY MERGER, ETC.

         If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee. As soon as practicable, the successor Trustee shall mail a notice of its succession to the Company and the Holders of the Notes. Any such successor must nevertheless be eligible and qualified under the provisions of Section 7.10 hereof.

SECTION 7.10.     ELIGIBILITY; DISQUALIFICATION.

         There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $100,000,000 as set forth in its most recent published annual report of condition.

         This Indenture shall always have a Trustee who satisfies the requirements of TIA Section 310(a)(1), (2) and (5). The Trustee is subject to TIA Section 310(b); provided, however, that there shall be excluded from the operation of TIA Section 310(b)(1) any indenture or indentures under which other securities, or certificates of interest or participation in other securities, of the Company are outstanding, if the requirements for such exclusion set forth in TIA Section 310(b)(1) are met.

SECTION 7.11.     PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY.

         The Trustee is subject to TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

                                    ARTICLE 8

                    LEGAL DEFEASANCE AND COVENANT DEFEASANCE;
                       SATISFACTION AND DISCHARGE OF NOTES

SECTION 8.01.     DISCHARGE OF LIABILITY ON SECURITIES; DEFEASANCE.

         (a) When (i) the Company delivers to the Trustee all outstanding Notes (other than Notes replaced pursuant to Section 2.07) for cancellation or (ii) all outstanding Notes have become due and payable, whether at maturity or as a result of the mailing of a notice of redemption pursuant to Article 3 hereof and the Company irrevocably deposits with the Trustee funds sufficient to pay at maturity or upon redemption all outstanding Notes, including interest and any Liquidated Damages thereon to maturity or such redemption date (other than Notes replaced pursuant to Section 2.07), and if in either case the Company pays all other sums payable hereunder by the Company, then this Indenture shall, subject to Section 8.01(c), cease to be of further effect. The Trustee shall acknowledge satisfaction and discharge of this Indenture on demand of the Company accompanied by an Officers' Certificate and an Opinion of Counsel and at the cost and expense of the Company.

         (b) Subject to Sections 8.01(c) and 8.02, (i) the Company at any time may terminate all its obligations under the Notes and this Indenture and all of the obligations of the Parent Guarantor and the Subsidiary Guarantors under the Guaranty Agreement and this Indenture ("Legal Defeasance") or (ii) the Company and the Parent Guarantor may terminate (a) their obligations contained in
Article 4 hereof (other than those in Sections 4.01, 4.02, 4.05, 4.06 and 4.14);
(b) the operation of Sections 6.01(f), 6.01(i) and (j) (with respect to Restricted Subsidiaries only) and 6.01(g) hereof and (c) the limitations contained in clauses (iv) and (v) of Section 5.01(a) hereof and clauses (iii) and (iv) of Section 5.01(b) hereof ("Covenant Defeasance"). The Company may exercise its Legal Defeasance option notwithstanding its prior exercise of its Covenant Defeasance option.

         If the Company exercises its Legal Defeasance option, payment of the Notes may not be accelerated because of an Event of Default with respect thereto. If the Parent Guarantor and the Company exercise their Covenant Defeasance option, payment of the Notes may not be accelerated because of an Event of Default specified in Section 6.01(d), 6.01(e), 6.01(f), 6.01(g), 6.01(i) (but only with respect to Restricted Subsidiaries), 6.01(j) (but only with respect to Restricted Subsidiaries) or because of the failure to comply with Section 5.01(a)(iv) and (v) and 5.01(b)(iii) and (iv). If the Company exercises its Legal Defeasance option or its Covenant Defeasance option, the Parent Guarantor and each Subsidiary Guarantor, if any, will be released from all its obligations with respect to its Guarantee, and the Lien of the Security Documents will also be released.

         Upon satisfaction of the conditions set forth herein and upon request of the Company, the Trustee shall acknowledge in writing the discharge of those obligations that the Company terminates.

         (c) Notwithstanding clauses (a) and (b) above, the Company's obligations in Sections 2.03, 2.04, 2.05, 2.06, 2.07, 2.10, 2.12, 7.07, 7.08 and
this Article 8 shall survive until the Notes have been paid in full. Thereafter the Company's obligations in Sections 7.07, 8.04 and 8.05 shall survive.


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


SECTION 8.02.     CONDITIONS TO DEFEASANCE.

         The Company may exercise its Legal Defeasance option or its Covenant Defeasance option only if:

                  (1) the Company irrevocably deposits in trust with the Trustee money or United States Government Obligations for the payment of principal and interest and Liquidated Damages, if any, on the Notes to maturity or redemption, as the case may be;

                  (2) the Company delivers to the Trustee a certificate from a nationally recognized firm of independent accountants expressing their opinion that the payments of principal of and interest and Liquidated Damages, if any, when due and without reinvestment on the deposited United States Government Obligations plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay principal and interest and Liquidated Damages, if any, when due on all the Notes to maturity or redemption, as the case may be;

                  (3) 123 days pass after the deposit is made and during the 123-day period no Default specified in Section 6.01(i) or (j) with respect to the Company occurs which is continuing at the end of the period;

                  (4) the deposit does not constitute a default under any other agreement binding on the Company, the Parent Guarantor or any Subsidiary Guarantor;

                  (5) the Company delivers to the Trustee an Opinion of Counsel to the effect that the trust resulting from the deposit does not constitute, or is qualified as, a regulated investment company under the Investment Company Act of 1940;

                  (6) in the case of the Legal Defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel stating that
         (i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (ii) since the date of this Indenture there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders will not recognize income, gain or loss for Federal income tax purposes as a result of such defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred;

                  (7) in the case of the Covenant Defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders will not recognize income, gain or loss for Federal income tax purposes as a result of such Covenant Defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred; and

                  (8) the Company delivers to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance and discharge of the Notes as contemplated by this Article 8 have been complied with.

         Before or after a deposit, the Company may make arrangements satisfactory to the Trustee for the redemption of Notes at a future date in accordance with Article 3.

SECTION 8.03.     APPLICATION OF TRUST MONEY.

         The Trustee shall hold in trust money or United States Government Obligations deposited with it pursuant to this Article 8. It shall apply the deposited money and the money from United States Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of principal of and interest and Liquidated Damages, if any, on the Notes.

SECTION 8.04.     REPAYMENT TO COMPANY.

         The Trustee and the Paying Agent shall promptly turn over to the Company upon request any excess money or securities held by them at any time.

         Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Company upon request any money held by them for the payment of principal or interest and Liquidated Damages, if any, that remains unclaimed for two years, and, thereafter, Holders entitled to the money must look to the Company for payment as general creditors.

SECTION 8.05.     INDEMNITY FOR GOVERNMENT OBLIGATIONS.

         The Company and the Parent Guarantor jointly and severally shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited United States Government Obligations or the principal and interest received on such United States Government Obligations.

SECTION 8.06.     REINSTATEMENT.

         If the Trustee or Paying Agent is unable to apply any money or United States Government Obligations in accordance with this Article 8 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or other prohibiting such application, then the Company's obligations under this Indenture and the Notes and any Security Documents shall be revived and reinstated as though no deposit had occurred pursuant to this Article 8 until such time as the Trustee or Paying Agent is permitted to apply all such money or United States Government Obligations in accordance with this Article 8; provided, however, that, if the Company has made any payment of interest on or Liquidated Damages, if any, or principal of any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or United States Government Obligations held by the Trustee or Paying Agent.


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


                                    ARTICLE 9

                        AMENDMENT, SUPPLEMENT AND WAIVER

SECTION 9.01.     WITHOUT CONSENT OF HOLDERS OF NOTES.

         Notwithstanding Section 9.02 of this Indenture, the Company, the Parent Guarantor and the Trustee may amend or supplement this Indenture or the Notes without the consent of any Holder of a Note:

                  (a) to cure any ambiguity, omission, defect or inconsistency;

                  (b) to provide for uncertificated Notes in addition to or in place of certificated Notes;

                  (c) to provide for the assumption of the Company's obligations to the Holders of the Notes pursuant to Article 5 hereof;

                  (d) to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not materially adversely affect the legal rights hereunder of any Holder of the Note; or

                  (e) to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA.

         Upon the request of the Company accompanied by a resolution of the Board of Directors of the Parent Guarantor authorizing the execution of any such amended or supplemental indenture, and upon receipt by the Trustee of the documents described in Section 7.02 hereof, the Trustee shall join with the Company and the Parent Guarantor in the execution of any amended or supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental Indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

SECTION 9.02.     WITH CONSENT OF HOLDERS OF NOTES.

         Except as provided below in this Section 9.02, the Company, the Parent Guarantor and the Trustee may amend or supplement this Indenture and the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for the Notes), and, subject to Sections 6.04 and 6.07 hereof, any existing Default or Event of Default or compliance with any provision of this Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes (including, without limitation, consents obtained in connection with a tender offer or exchange offer for the Notes).

         Upon the request of the Company accompanied by a resolution of the Board of Directors of the Parent Guarantor authorizing the execution of any such amended or supplemental indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section
9.06 hereof, the Trustee shall join with the Company and the Parent Guarantor in the execution of such amended or supplemental indenture unless such amended or supplemental indenture affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental indenture.

         It shall not be necessary for the consent of the Holders of Notes under this Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

         After an amendment, supplement or waiver under this Section becomes effective, the Company shall mail to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental Indenture or waiver. Subject to Sections 6.04 and 6.07 hereof, the Holders of a majority in principal amount of the Notes then outstanding may waive compliance in a particular instance by the Company with any provision of this Indenture or the Notes. However, without the consent of each Holder affected, an amendment, supplement or waiver may not (with respect to any Notes held by a non-consenting Holder):

                  (a) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

                  (b) reduce the rate of or extend the time for payment of interest on any Note;

                  (c) reduce the principal of or extend the Stated Maturity of any Note or alter any of the provisions with respect to the redemption or purchase of the Notes by the Company (except as provided in Sections 3.09, 4.10, 4.15 and 4.19 hereof);

                  (d) waive a Default or Event of Default in the payment of principal of or premium, interest or Liquidated Damages, if any, on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in principal amount of the Notes and a waiver of the payment default that resulted from such acceleration);

                  (e) make any Note payable in money other than that stated in the Notes;

                  (f) make any change in the provisions of this Indenture relating to waivers of past Defaults or Events of Default or the rights of Holders of Notes to receive payments of principal of or premium, interest or Liquidated Damages, if any, on the Notes (except as permitted in clause (g) below);

                  (g) waive a redemption or repurchase payment with respect to any Note (other than a payment required by Sections 4.10, 4.15 and 4.19 hereof);

                  (h) make any change in the ranking of the Notes relative to other Indebtedness of the Company in a manner adverse to the Holders of Notes;

                  (i) make any change in the foregoing amendment provisions which require each Holder's consent or in the waiver provisions; or

                  (j) release any Collateral from the Liens created pursuant to the Indenture and the Security Documents or release the Parent Guarantor or any Subsidiary Guarantor from any of its obligations under the Indenture or the Guaranty Agreement, as the case may be, in any case otherwise than in accordance with the terms of this Indenture, the Guaranty Agreement and the Security Documents.

SECTION 9.03.     COMPLIANCE WITH TRUST INDENTURE ACT.

         Every amendment or supplement to this Indenture or the Notes shall be set forth in an amended or supplemental Indenture that complies with the TIA as then in effect.

SECTION 9.04.     REVOCATION AND EFFECT OF CONSENTS.

         Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

SECTION 9.05.     NOTATION ON OR EXCHANGE OF NOTES.

         The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Company in exchange for all Notes may issue and the Trustee shall authenticate new Notes that reflect the amendment, supplement or waiver.

         Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

SECTION 9.06.     TRUSTEE TO SIGN AMENDMENTS, ETC.

         The Trustee shall sign any amended or supplemental indenture authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Company may not sign an amendment or supplemental indenture until the Board of Directors of the Parent Guarantor approves it. In executing any amended or supplemental indenture, the Trustee shall be entitled to receive and (subject to Section 7.01) shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture.


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


                                   ARTICLE 10

                               GUARANTEES OF NOTES

SECTION 10.01.      PARENT GUARANTEE AND SUBSIDIARY GUARANTEES.

         Payment of the principal of and interest on the Notes is guaranteed by the Guarantors as set forth in the Guaranty Agreement.

                                   ARTICLE 11

                                  MISCELLANEOUS

SECTION 11.01.      TRUST INDENTURE ACT CONTROLS.

         If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA Section 318(c), the imposed duties shall control.

SECTION 11.02.      NOTICES.

         Any notice or communication by the Company, the Parent Guarantor or the Trustee to the others is duly given if in writing (in the English language) and delivered in person or mailed by first class mail (registered or certified, return receipt requested), telecopier or overnight air courier guaranteeing next day delivery, to the others' address:

         If to the Company or the Parent Guarantor:

                           Tri-Union Development Corporation
                           530 Lovett Boulevard
                           Houston, Texas 77006
                           Attention:  Chief Financial Officer
                           Telephone:       (713) 533-4000
                           Telecopy No.:    (713) 627-2769

         If to the Trustee:

                           Firstar Bank, National Association
                           101 East 5th Street
                           St. Paul, Minnesota  55101
                           Telephone:       (651) 229-2600
                           Telecopy No.:    (651) 229-6415

         The Company, the Parent Guarantor or the Trustee, by notice to the others may designate additional or different addresses for subsequent notices or communications.

         Any notice or communication to a Holder shall be mailed by first class mail, certified or registered, return receipt requested, or delivered by overnight air courier guaranteeing next day delivery, in each case to its address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed to any Person described in TIA Section 313(c), to the extent required by the TIA. Failure to provide a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

         All notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery. Notwithstanding the foregoing, notices to the Trustee shall be effective only upon receipt.

         If a notice or communication is given in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

         If the Company gives a notice or communication to Holders, it shall give a copy at the same time to the Trustee and each Agent.

         In case by reason of the suspension of regular mail service, or by reason of any other cause, it shall be impossible to mail any notice required by this Indenture, then such method of notification as shall be made with the approval of the Trustee shall constitute a sufficient mailing of such notice.

SECTION 11.03.    COMMUNICATION BY HOLDERS OF NOTES WITH OTHER HOLDERS OF NOTES.

         Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

SECTION 11.04.      CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT.

         Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

                  (a) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 11.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

                  (b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 11.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

SECTION 11.05.      STATEMENTS REQUIRED IN CERTIFICATE OR OPINION.

         Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA Section 314(a)(4)) shall comply with the provisions of TIA
Section 314(e) and shall include:

                  (a) a statement that the Person making such certificate or opinion has read such covenant or condition;

                  (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                  (c) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

                  (d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

SECTION 11.06.      RULES BY TRUSTEE AND AGENTS.

         The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

SECTION 11.07. NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND SHAREHOLDERS.

         No past, present or future director, officer, employee, incorporator, member, partner or shareholder or other owner of Capital Stock of the Company or any Guarantor, as such, shall have any liability for any obligations of the Company or any Guarantor under the Notes, the Parent Guarantee, the Subsidiary Guarantees, this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

SECTION 11.08.      GOVERNING LAW.

         THE LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE AND ENFORCE THIS INDENTURE AND THE NOTES.

SECTION 11.09.      NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS.

         This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Parent Guarantor or the Restricted Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 11.10.      SUCCESSORS.

         All agreements of the Company and the Guarantors in this Indenture and the Notes shall bind their successors. All agreements of the Trustee in this Indenture shall bind its successors.


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


SECTION 11.11.      SEVERABILITY.

         In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 11.12.      COUNTERPART ORIGINALS.

         The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

SECTION 11.13.      TABLE OF CONTENTS, HEADINGS, ETC.

         The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

SECTION 11.14.      CONSENT TO JURISDICTION.

         (a) Each of the Company and the Parent Guarantor irrevocably submits to the non-exclusive jurisdiction of any New York state or U.S. federal court located in the Borough of Manhattan in the City and State of New York over any suit, action or proceeding arising out of or relating to this Indenture, a Registration Rights Agreement or any Guarantee or Note. Each of the Company and the Parent Guarantor irrevocably waives, to the fullest extent permitted by law, any objection which it may have to the laying of the venue of any such suit, action or proceeding brought in such a court and any claim that any such suit, action or proceeding brought in such a court has been brought in any inconvenient forum.

         (b) Each of the Company and the Parent Guarantor hereby irrevocably consents to the service of process of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to such Company or Parent Guarantor at its respective address, such service to become effective thirty (30) days after such mailing.

         (c) Nothing herein shall affect the right of the Trustee or any Holder to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against the Company or the Parent Guarantor in any other jurisdiction.

         (d) Each of the Company and the Parent Guarantor hereby (i) irrevocably and unconditionally waives, to the fullest extent permitted by law, trial by jury in any legal action or proceeding relating to this Indenture and for any counterclaim therein; (ii) irrevocably waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any such litigation any special, exemplary, punitive or consequential damages, or damages other than, or in addition to, actual damages; (iii) certifies that no party hereto nor any representative or agent of counsel for any party hereto has represented, expressly or otherwise, or implied that such party would not, in the event of litigation, seek to enforce the foregoing waivers, and (iv) acknowledges that it



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has been induced to enter into this Indenture and the transactions contemplated hereby and thereby by, among other things, the waivers and certifications contained in this Section 11.14.

SECTION 11.15       INTERCREDITOR AGREEMENT.

         This Indenture is subject to the limitations, terms and conditions set forth in the Intercreditor Agreement. Each Holder of a Note, by its acceptance thereof, is deemed to have authorized and instructed the Trustee to enter into the Intercreditor Agreement on its behalf.

                                   ARTICLE 12

                                    SECURITY

SECTION 12.01       GRANT OF SECURITY INTEREST.

         In order to secure the due and punctual payment of the principal of, premium, if any, and interest on the Notes when and as the same shall be due and payable, whether on the date installments of interest are due to be paid, at maturity, by acceleration, purchase, repurchase, redemption or otherwise, and interest on the overdue principal of, premium, if any, and interest (to the extent permitted by law), if any, on the Notes and the performance of all other Obligations of the Company to the Holders or the Trustee under this Indenture and the Notes, the Company, the Parent Guarantor and the Subsidiary Guarantors hereby covenant to execute and deliver the Security Documents concurrently with this Indenture. The Security Documents shall grant to the Collateral Agent a security interest in the Collateral and when filed shall be deemed hereby incorporated by reference herein to the same extent and as fully as if set forth in their entirety at this place, and reference is made hereby to each Security Document for a more complete description of the terms and provisions thereof. Each Holder, by accepting a Note, agrees to all of the terms and provisions of the Security Documents and the Trustee agrees to all of the terms and provisions of the Security Documents signed by it.

SECTION 12.02       EXECUTION OF INTERCREDITOR AGREEMENT.

         Concurrently with the execution and delivery of this Indenture, the Company, the Parent Guarantor, the Subsidiary Guarantors, any Approved Hedge Counterparties or Hedge Liquidity Providers party thereto, the Collateral Agent and the Trustee will execute and deliver the Intercreditor Agreement.


                         [Signatures on following page]




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



                                            SIGNATURES

                                            TRI-UNION DEVELOPMENT CORPORATION,
                                            as the Company


                                            By:
                                               ---------------------------------
                                            Name:
                                                 -------------------------------
                                            Title:


                                            TRIBO PETROLEUM CORPORATION,
                                            as Parent Guarantor


                                            ---------------------------------
                                            By:
                                               ---------------------------------
                                            Name:
                                                 -------------------------------
                                            Title:


                                            FIRSTAR BANK, NATIONAL ASSOCIATION,
                                            as Trustee


                                            By:
                                               ---------------------------------



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